As filed with the Securities and Exchange Commission on November 8, 2005
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM SB-2

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
               (Exact name of registrant as specified in charter)

         Florida                          3714                  98-0346454
(State or other jurisdiction of    (Primary Standard        (I.R.S. Employer
incorporation or organization)      Industrial Code)      Identification Number)

                               335 Connie Crescent
                        Concord , Ontario L4K 5R2 Canada
                                  905-695-4142
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  David Johnson
                      President and Chief Executive Officer
                     Environmental Solutions Worldwide, Inc.
                               335 Connie Crescent
                        Concord , Ontario L4K 5R2 Canada
                                  905-695-4142
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             JOSEPH A. BARATTA, ESQ.
                               BARATTA & GOLDSTEIN
                                597 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017
                             (212) 750-9700 (PHONE)
                              (212) 750-8297 (FAX)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [x].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ].

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ].

If delivery of this Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ].

















                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
                                           Proposed maximum    Proposed maximum
Title of securities     Amount to be       offering price      Aggregate offering    Amount of
To be registered       Registered  (1)     per share (2)       Price                 Registration fee
-------------------------------------------------------------------------------------------------------

Common Stock          13,008,821 (3)           $0.59             $7,675,204.39          $903.37
($.001 par value)
Common Stock
($.001 par value)      3,272,500 (4)           $0.59             $1,930,775.00          $227.25

Common Stock
($.001 par value)     12,200,000 (5)           $0.59             $7,198,000.00          $847.20

Common Stock
($.001 par value)      1,045,713 (6)           $0.59               $616,970.67           $72.62

Common Stock
($.001 par value)      3,050,000 (7)           $0.59             $1,799,500.00          $211.80

Common Stock
($.001 par value)      3,366,178 (8)           $0.59             $1,986,045.02          $233.76

Common Stock
($.001 par value)        750,000 (9)           $0.59               $442,500.00           $52.08

Common Stock
($.001 par value)      3,016,667 (10)          $0.59             $1,779,833.53          $209.49
-----------------------------------------------------------------------------------------------
Totals                39,709,879                                $23,428,828.61        $2,757.57
-----------------------------------------------------------------------------------------------

(1) Shares of common stock which may be offered pursuant to this registration statement include shares issuable upon exercise or conversion of warrants, options, and convertible debentures. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon the exercise of warrants and options, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated in accordance with Rule 457(c) of the Securities Act for the purpose of computing the amount of the registration fee based on the average of the bid and ask price of the Company's common stock on the Over-the-Counter Bulletin Board on November 7, 2005.

(3) Represents shares of our common stock previously issued to selling stockholders.

(4) Represents shares of our common stock; issuable upon exercise of warrants, previously issued to selling stockholders in connection with our 2005 unit private placement.

(5) Represents shares of our common stock; issuable upon the conversion of debentures previously issued to selling stockholders in September 2004.

(6) Represents shares of our common stock being issued for interest earned on debentures, as well as a good faith estimate of additional shares that may be issued for interest earned on the debentures.

(7) Represents shares of our common stock; issuable upon the exercise of warrants previously issued to selling stockholders in September 2004 in conjunction with our convertible debentures.

(8) Represents shares of our common stock; issuable upon the exercise of warrants previously issued to selling stockholders in our 2002 unit private placement.

(9) Represents shares of our common stock; issuable upon the exercise of warrants previously issued to selling stockholders in our 2000 unit private placement.

(10) Represents shares of our common stock; issuable upon exercise of outstanding options previously issued to officers, directors, employees and consultants that are not otherwise a part of our 2002 Stock Option Plan.


 The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED NOVEMBER , 2005

PRELIMINARY PROSPECTUS
                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
                        39,709,879 Shares of Common Stock

     o This Prospectus relates to the resale of our common stock by the selling security holders of up to 39,709,879 shares of our common stock of which 13,008,821 shares of common stock have been previously issued; 2,502,500 shares of common that may be issued upon the exercise of 2,502,500 warrants issued to certain selling stockholders with an exercise price of $0.90 per warrant; 385,000 shares of common stock that may be issued upon the exercise of 385,000 warrants issued to certain selling stockholders with an exercise price of $2.00 per warrant; 385,000 shares of common stock that may be issued upon the exercise of 385,000 warrants issued to certain selling stockholders with an exercise price of $3.00 per warrant; 12,200,000 shares of common stock that may be issued upon the conversion of $6,100,000 of debentures previously issued to certain selling security holders; up to 1,045,713 shares of our common stock being issued for interest earned on debentures, as well as a good faith estimate of additional shares that may be issued for interest earned on the debentures; 3,050,000 shares of common stock that may be issued upon the exercise of 3,050,000 warrants previously issued to certain selling stockholders with an exercise price of $0.85 per warrant; 3,366,178 shares of common that may be issued upon the exercise of 6,732,356 warrants issued to certain selling stockholders, with two (2) warrants exercisable at a cumulative exercise price of $0.30 for one share of common stock; 750,000 shares of common stock that may be issued upon the exercise of 750,000 warrants issued to certain selling stockholders with an exercise price of $0.17 per warrant; and 3,016,667 shares of common that may be issued upon the exercise of 3,016,667 options issued to certain officers, directors, employees and consultants with exercise prices ranging from of $0.45 to $0.66 per option.

     o We will not receive any proceeds from the sale of these shares as we previously received payment from selling stockholders when they purchased their shares, debentures and warrants from us. We may however receive proceeds from the exercise of warrants and options issued to the selling stockholders and those proceeds will be used for general corporate purposes.

     o Certain selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with their sales.

     o Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol "ESWW". The last reported sales price for our common stock on November 7, 2005 was $0.59 per share.

Each of the selling stockholders may offer the shares from time to time and in any of several different ways, including:

     o    through brokers or other agents;

     o to underwriters or dealers on a "firm commitment" or "best efforts" basis;

     o directly to one or more purchasers; or by a combination of these methods of sale; and

     o    in any other lawful manner.

All of the common shares, debentures and warrants were previously issued in private placement transactions. Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, and is listed on the Over the Counter Bulletin Board Market under the symbol "ESWW".

See "Plan of Distribution" for a further description of how generally selling security holders may dispose of the shares covered by this prospectus.

The selling stockholders may sell their shares at whatever prices are current at the time of a sale or at other prices to which they agree.

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.

We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is November , 2005

                                TABLE OF CONTENTS

                                                                            Page
SUMMARY INFORMATION

RISK FACTORS

FORWARD-LOOKING STATEMENTS

USE OF PROCEEDS

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

DESCRITPITON OF BUSINESS

DESCRIPTION OF PROPERTY

MANAGEMENT'S DISCUSSION AND ANALYSIS

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

EXECUTIVE COMPENSATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

DESCRIPTION OF SECURITIES

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
  SECURITIES ACT LIABILITIES

PLAN OF DISTRIBUTION

SELLING STOCKHOLDERS

SUBSEQUENT EVENT

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
  FINANCIAL DISCLOSURE

LEGAL MATTERS

EXPERTS

WHERE YOU CAN FIND MORE INFORMATION

INDEX TO FINANCIAL STATEMENTS

EXHIBITS

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

                               SUMMARY INFORMATION

The following summary is qualified in its entirety by the more detailed information, financial statements and other data appearing elsewhere in this Prospectus. At various places in this Prospectus, we may make reference to the "company" or "us" or "we." When we use those terms, unless the context otherwise requires, we mean Environmental Solutions Worldwide, Inc. and its subsidiaries.

                  About Environmental Solutions Worldwide, Inc.

Environmental Solutions Worldwide, Inc. ("ESW"), was formed in 1987 in the State of Florida as BBC Stock Market, Inc. ("BBC") as a development stage enterprise. ESW did not engage in any significant business until January 1999 when it acquired all the issued and outstanding shares of BBL Technologies Inc., a private company based in Ontario, Canada ("BBL"). BBC subsequently changed its name to Environmental Solutions Worldwide, Inc. From 1999 to 2001, ESW was a development stage company based in Ontario Canada. In 2005, ESW relocated its principal executive offices and commenced the preparation for manufacturing at its facility located at 335 Connie Crescent, Concord, Ontario L4K 5R2 Canada while maintaining manufacturing and testing facilities in Telford, Pennsylvania and Montgomeryville, Pennsylvania. ESW's telephone number is (905)695-4142.

ESW, through its wholly owned subsidiaries, is the assignee of Canadian and U.S. patents and/or patent pending applications covering catalytic converter technology for automotive and non-automotive uses. ESW's subsidiaries also are the assignee of both Canadian and U. S. patents on spark plug/fuel injector technology for automotive use.

ESW's performance and growth is directly related to certain trends, within the global market, for the need to reduce emissions emanating from internal combustion engines. This need is directly related to the global response and efforts by world governments, at all levels, to implement the legislative requirements upon sellers of internal combustion engines, to comply with the more stringent requirements, they demand, for reducing emissions being emitted from these engines into our environment.

ESW's primary business objective is to capitalize on the growing global requirement of reducing emissions, by offering catalyst technology solutions to the market. We intend to execute on the following key strategies in order to leverage our strengths and position ourselves for long-term growth and success:

     o Focusing on our core business, ESW intends to continue to strengthen its growth strategy by seeking complimentary partnerships and investments that provide a competitive advantage and growth opportunities for its core businesses.

     o Investing in new product and process technologies, ESW intends to accelerate its investments in new product and manufacturing process technologies to strengthen and differentiate its product portfolio. ESW also intends to continue its efforts to develop innovative products and manufacturing processes to serve its customers better globally and improve its product mix and profit margins.

     o Maximizing production capabilities, ESW is currently implementing strategic initiatives designed to improve product quality while reducing manufacturing costs. In addition, ESW periodically evaluates opportunities to maximize its facility and asset utilization. ESW also evaluates on opportunities to expand its manufacturing capabilities in low-cost regions of the world, which are projected to develop into future domestic sales to emerging markets.

     o ESW intends to focus on strategic partnerships and alliances that do not require significant upfront cash investments to pursue new business opportunities in other environmental products and sectors.

     o ESW will continue to invest in development opportunities across the Company and strive to achieve the best practices in organizational vitality, diversity, and sales force strength.

                               About the Offering

We are registering the resale of our common stock by certain selling stockholders. The selling stockholders and the specific number of shares that they each may resell through this prospectus are listed on page 35. The shares offered for resale by this prospectus include the following:

     o 13,008,821 shares of common stock that is currently issued and outstanding.

     o a maximum of 3,272,500 shares of common stock issuable upon exercise of warrants previously issued in connection with our spring 2005 unit private placement;

     o a maximum of 12,200,000 shares of common stock issuable upon conversion of debentures previously issued in connection with our September 2004 private placement;

     o a maximum of 1,045,713 shares of common stock being issued for interest earned on debentures, as well as a good faith estimate of additional shares that may be issued for interest earned on the debentures.

     o a maximum of 3,050,000 shares of common stock issuable upon exercise of warrants previously issued in connection with our September 2004 private placement;

     o a maximum of 3,366,178 shares of common stock issuable upon exercise of warrants previously issued in connection with our 2002 unit private placement;

     o a maximum of 750,000 shares of common stock issuable upon exercise of warrants previously issued in connection with our 2000 unit private placement; and

     o a maximum of 3,016,667 shares of common stock issuable upon exercise of options previously have issued to officers, directors, employees and consultants.


                        Information on Outstanding Shares

The number of shares of our common stock outstanding before and after this offering is set forth below:

     o    Common stock outstanding before this offering: 54,754,254 shares

     o Common stock outstanding after this offering, assuming the exercise or conversion of all outstanding derivative securities which underlying shares are subject to this registration, would be 81,455,312 shares.

                                  RISK FACTORS

The shares of our common stock being offered for sale are highly speculative and involve a high degree of risk. Only those persons able to lose their entire investment should purchase these shares. Before purchasing any of these shares, you should carefully consider the following factors relating to our business and prospects. You should also understand that this prospectus contains "forward-looking statements." These statements appear throughout this prospectus and include statements as to our intent, belief or current expectations or projections with respect to our future operations, performance or position. Such forward-looking statements are not guarantees of future events and involve risks and uncertainties. Actual events and results, including the results of our operations, could differ materially from those anticipated by such forward-looking statements as a result of various factors, including those set forth below and elsewhere in this prospectus.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, WE MAY HAVE TO SIGNIFICANTLY CURTAIL THE SCOPE OF OUR OPERATIONS AND ALTER OUR BUSINESS MODEL.

Management believes that profitable operations are essential for ESW to become viable. However, our sales and revenues continue to be unpredictable. In the event that profitable operations are not achieved, our present financial resources should allow us to continue operations through at least the next twelve months. Should we receive a large order (defined by management as one in which monthly production and deliveries would exceed $1 million), we believe that we would need to either negotiate extremely favorable payment terms providing for at least some advance payment or we will need to obtain either debt or equity financing to allow us to purchase sufficient raw materials and meet our working capital needs. If additional financing is required and not available when required or is not available on acceptable terms, we may be unable to continue our operations at current levels or satisfy the requirements necessary to fill a large order. We are engaged in seeking additional financing in a variety of venues and formats and we continue to impose actions designed to minimize our operating loses. We would consider strategic opportunities, including investment in us, a merger or other acceptable transactions, to sustain our operations. There can be no assurances that additional capital will be available to us on acceptable terms, or at all. If we are unable to obtain additional financing or to arrange a suitable strategic opportunity, our business may be placed in significant financial jeopardy.

OUR FORMER INDEPENDENT PUBLIC ACCOUNTANTS, RESIGNED EFFECTIVE OCTOBER 20, 2004 WHICH MAY LIMIT YOUR ABILITY TO SEEK RECOURSE AGAINST THEM IN THE EVENT OF A CLAIM.

On October 20, 2004, our former public accountants informed us that they were resigning as our independent registered public accounting firm as they were no longer able to service our needs as a public company. The resignation was not sought or recommended by our audit committee or our Board of Directors. We subsequently learned that our prior auditor discontinued its accounting practice and no longer is an active operating entity engaged in the practice of public accounting and auditing work. Due to our prior auditor's resignation and discontinuation of public practice, investors and shareholders of our common stock may have limited recourse against our prior auditor in the event of any claims associated with prior work performed on behalf of the Company.


WE HAVE INCURRED LOSSES IN THE PAST AND WE EXPECT TO INCUR LOSSES IN THE FUTURE.

We have incurred losses in each year since our inception. Our net loss for the fiscal year ended December 31, 2004 was $1,721,313 and our accumulated deficit as of December 31, 2004 was $11,561,282. As our sales and revenue continue to be unpredictable, we expect to experience additional periods with operating losses.

THE PRICE OF OUR SHARES MAY BE ADVERSELY AFFECTED BY THE PUBLIC SALE OF A SIGNIFICANT NUMBER OF THE SHARES ELIGIBLE FOR FUTURE SALE.

Of the 39,709,879 shares included in this registration, the 13,008,821 shares of common stock as issued, and the 348,571 shares of common stock being issued for interest earned on debentures, may under certain circumstances be eligible for resale pursuant to Rule 144. Sales of our common stock in the public market could materially adversely affect the market price of our common stock. Such sales may also inhibit our ability to obtain future equity or equity-related financing on acceptable terms. At our Annual Meeting of Stockholders on June 23, 2005, our stockholders approved an increase in the number of authorized shares of the common stock from 100,000,000 to 125,000,000. The issuance of additional shares could have a significant adverse effect on the trading price of our common stock.

WE HAVE PREVIOUSLY ISSUED CERTAIN WARRANTS THAT CONTAIN PRICE ADJUSTMENT PROTECTION THAT MAY HAVE AN ADVERSE EFFECT ON THE TRADING PRICE OF OUR COMMON STOCK.

We have previously issued warrants that if exercised would result in 9,801,031 shares of our common stock being issued, which are included in this registration. These warrants have various price protections that allow for reduction in the exercise price in the event we undertake an offering with more favorable terms.

THE SALE OF MATERIAL AMOUNTS OF OUR COMMON STOCK TO FINANCE THE CONTINUING OPERATIONS OF THE COMPANY MAY SUBSTANTIALITY DILUTE OUR COMMON STOCK AND PLACE SIGNIFICANT DOWNWARD PRESSURE ON ITS TRADING PRICE.

Our need to raise funds through the sale of equity may result in the issuance of a significant number of shares of common stock in relation to the number of shares currently outstanding. In the past, we have raised money through the sale of shares of our common stock and derivative securities at a discount to the current market price of our common stock. These arrangements have taken various forms including Private Investments in Public Equities or "PIPE" transactions. The perceived risk of dilution may cause our existing stockholders and other holders to sell their shares of stock, which would contribute to a decrease in our stock price. In that regard, significant downward pressure on the trading price of our stock may also cause investors to engage in short sales, which would further contribute to significant downward pressure on the trading price of our stock.

                RISKS RELATED TO THE MARKET FOR OUR COMMON STOCK

THE PRICE OF OUR COMMON STOCK HAS BEEN HIGHLY VOLATILE.

Our common stock has traded as low as $0.21 per share and as high as $0.66 per share in the twelve (12) month ended December 31, 2004 and as high as $1.24 per share in our current fiscal year. Some of the factors leading to the volatility include:

     o price and volume fluctuation in the stock market at large which did not relate to our operating performance;

     o    fluctuation in our operating results;

     o    concerns about our ability to finance our continuing operations;

     o financing arrangements which may require the issuance of a significant number of shares in relation to the number shares of our common stock currently outstanding;

     o announcements of agreements, technological innovations or new products which we or our competitors make;

     o costs and availability of precious metals used in the production of our products; and

     o    fluctuations in market demand and supply of our products.


OUR COMMON STOCK IS CURRENTLY TRADED ON THE OVER-THE-COUNTER-BULLETIN-BOARD AND AN INVESTOR'S ABILITY TO TRADE OUR COMMON STOCK MAY BE LIMITED BY TRADING VOLUME.

The trading volume in our common stock has been relatively limited. A consistently active trading market for our common stock may not continue on the Over-The-Counter-Bulletin-Board. The average daily trading volume in our common stock on the Over-The-Counter-Bulletin-Board for the month ended September 30, 2005 was approximately 36,520 shares.

                          RISKS RELATED TO OUR BUSINESS

OUR QUARTERLY RESULTS MAY FLUCTUATE DUE TO CERTAIN REGULATORY, MARKETING AND COMPETITIVE FACTORS OVER WHICH WE HAVE LITTLE OR NO CONTROL.

 The factors listed below some of which we cannot control may cause our revenues and result of operations to fluctuate significantly:

     o Actions taken by foreign regulatory bodies relating to the certification of our products.

     o The extent to which our "Clean Cat(R)" and "Quite Cat(TM)" catalytic converter products obtain market acceptance.

     o    The timing and size of customer purchases.

     o Customer concerns about the stability of our business which could cause them to seek alternatives to our product.

WE ARE CURRENTLY DEPENDENT ON A FEW MAJOR CUSTOMERS FOR A SIGNIFICANT PORTION OF OUR REVENUES.

While we began commercial sales of our products during the first quarter of fiscal 2001, we recorded sales from approximately 27 customers in fiscal 2004. Two of these customers accounted for 30 % and 17 %, respectively of our revenue in fiscal 2004. 23 other customers each accounted for approximately 5 % or less. We intend to establish long-term relationships with our customers and continue to expand our customer base. While we diligently seek to become less dependent on any one customer, it is likely that certain contractual relationships may result in one or more customers contributing to a significant portion of our revenue in any given year for the foreseeable future. The loss of one or more of these significant customers may result in a material adverse effect on our revenues and our ability to become profitable or our ability to continue our business operations.

WE HAVE AN EXCLUSIVE SUPPLY AND DISTRIBUTION AGREEMENT WITH CUMMINS FLEETGUARD.

While we have entered into exclusive marketing, supply and distribution agreements with Fleetguard Emissions Solutions, a subsidiary of Cummins Inc., whereby we will serve as the preferred supplier to Fleetguard Emissions Solutions for our Particulate Reactor(TM) and Clean Cat(TM) for retrofit applications for the United States, Canada and select countries to be determined on a country by country basis. There can be no assurances regarding revenues to be derived from this relationship or that the exclusive preferred supplier agreement will have a beneficial effect on the development of our products and our business. Additionally, there can be no assurance that we will be able to satisfy any demand of Fleetguard Emissions Solutions for products under the agreements or that our products will meet required standards as set by Fleetguard in certain instances.

WE HAVE LIMITED EXPERIENCE SELLING AND MARKETING OUR PRODUCTS.

Although we have entered into exclusive marketing and distribution agreements with Fleetguard Emission Solutions, at the current time, we have limited marketing capability as compared with many of our competitors and we do not have a large sales, promotion and marketing budget as we are constrained by our lack of working capital and our ability to raise the necessary cash flow from our business operations to re-invest in our marketing programs. As a result of our limited marketing capabilities, we are forced to rely upon customer referrals, trade publications and a small sales force. Our competitors have direct advertising and sales promotion programs for their products as well as sales and marketing personnel that may have a competitive advantage over us in contacting prospective customers. Our position in the industry is considered minor in comparison to that of our competitors, and while we continue to develop and explore new marketing methods and techniques such as, trade show representation and programs directed toward foreign customers, our ability to compete at the present time is limited. Our success depends upon the ability to market, penetrate and expand markets and form alliances with third party international distributors. However, there can be no assurances that:

     o    our direct selling efforts will be effective;

     o    we will obtain an expanded degree of market acceptance;

     o our exclusive marketing and distribution agreements with Fleetguard Emission Solutions will result in increased sale of our products; or

     o we will be able to successfully form relationships with international distributors to market our products.

WE DEPEND UPON THE MARKETABILITY OF TWO PRIMARY PRODUCTS -CLEAN CAT(R) AND QUIET CAT.(TM)

Our Clean Cat(R) and Quiet Cat(TM) catalytic converters are our two primary products. We may have to cease operations if either of our primary products fails to achieve market acceptance and/or generates significant revenues. Additionally, the marketability of our products is dependent upon obtaining certifications as well as the effectiveness of the product in relation to various environmental regulations in the various jurisdictions we market and sell our products.

WE MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP AND MARKET NEW PRODUCTS THAT WE PLAN TO INTRODUCE OR OBTAIN DIRECT OR INDIRECT CERTIFICATION APPROVALS WITH RESPECT TO OUR PRODUCTS.

We plan to develop other catalytic converter products and technologies. There are numerous developmental and certification issues that may preclude the introduction of these products into commercial sale. If we are unable to demonstrate the feasibility of these products or obtain certifications for our products from such agencies as the Environmental Protection Agency (EPA), the Mexico Department of Ecology, or the California Air Resources Board (CARB), we may have to abandon them or alter our business plan. Such modifications to our business plan will likely delay achievement of milestones related to revenue increases and achievement of profitability.

WE FACE CONSTANT CHANGES IN GOVERNMENTAL STANDARDS BY WHICH OUR PRODUCTS ARE EVALUATED.

We believe that due to the constant focus on the environment and clean air standards throughout the world, we will be required in the future to adhere to new and more stringent regulations both domestically and abroad as governmental agencies seek to improve standards required for certification of products intended to promote clean air. In the event our products fail to meet these ever changing standards, some or all of our products may become obsolete.

WE HAVE LIMITED EXPERIENCE IN MANUFACTURING OUR PRODUCTS AND LITTLE EXPERIENCE IN MANUFACTURING OUR PRODUCTS IN COMMERCIAL QUANTITIES.

We may encounter difficulties in ramping up our production of our current and any future products due to such reasons as:

     o    lack of working capital necessary to gain market acceptance;

     o    quality control and assurance;

     o    raw material supplies;

     o    shortages of qualified personnel;

     o    equipment capable of producing large quantities; and

     o    sufficient manufacturing space.

Any of the foregoing would effect our ability to meet increases in demand should our products gain market acceptance and reduce growth in our sales revenues.

WE FACE INTENSE COMPETITION AND RAPID TECHNOLOGICAL ADVANCES BY COMPETITORS.

Competition among companies that provide solutions for pollutant emissions from diesel, leaded and unleaded engines is intense. Several companies market products that compete directly with our products. Other companies offer products that potential customers may consider to be acceptable alternatives to our products and services. We face direct competition from companies with far greater financial, technological, manufacturing and personnel resources, including Corning, NGK and Emitec. Corning and NGK are the two major manufacturers of ceramic cores, which are integral components in current catalytic converter production, and Emitec is the major manufacturer of metal cores. We also face direct competition with companies like Engelhard and Johnson Matthey, who purchase their substrates from others, and do further processing with their own formulas and fabrication for direct sale to the market place. Newly developed products could be more effective and cost efficient than our current products or those we may develop in the future. Many of our current and potential future competitors have substantially more engineering, sales and marketing capabilities, substantially greater financial technological and personnel resources, and broader product lines than we do. We also face indirect competition in the form of alternative fuel consumption vehicles such as those using methanol, hydrogen, ethanol and electricity.

WE CLAIM CERTAIN PROPRIETARY RIGHTS IN CONNECTION WITH THE DESIGN AND MANUFACTURE OF OUR PRODUCTS.

The protections provided by patents and those sought by pending patents are important to our business, although we believe that no individual right is material to our business at the present time. There can be no assurance that these patents, combined with pending patent applications or existing or future trade secret protections that we seek will survive legal challenge, or provide meaningful levels of protection. Additionally, there can be no assurances when these patents or pending patents may be assigned to ESW directly. The Canadian patent only affords protection against the manufacture, use or sale of the patented technology within Canada. The US patent application for our diesel catalytic converter, Clean Cat(R) was filed on October 31, 2000 and has not been challenged as of this date. We do not presently have any worldwide patent protection nor do we have any immediate plans to file for protection in any foreign countries other than Canada. There can be no assurances that any patents we may have or have applied for or any agreements we have in place or enter into will protect our technology and or prevent competitors from employing the use of our design and production information.

ATTRACTION AND RETENTION OF KEY PERSONNEL.

Our future success depends in significant part on the continued services of key technical sales and senior management personnel. The loss of any of our executive officers or other key employees could have materially adverse effects on our business, results of operations and financial condition. Our success depends upon our continued ability to attract and attain highly qualified technical sales and managerial personnel. There can be no assurances that we can attract, assimilate or retain other highly qualified technical, sales and managerial personnel in the future.

WE ARE DEPENDANT UPON KEY SUPPLIERS FOR CERTAIN PRECIOUS METALS WHICH ARE A NECESSARY COMPONENT OF OUR PRODUCTS.

An element of the production process of our products includes certain raw materials including:

     o    stainless steel;
     o    steel tubing;
     o    precious metals; and
     o    components.

An extended interruption of the supply of precious metals necessary for the production of our products could have an adverse effect on us. Further, a substantial price increase of the raw materials that are components of our products could also have an adverse effect on our business. We currently rely on third party vendors to provide certain components of our products. We currently do not have any fixed commitments from suppliers to provide supplies.

WE DO NOT HAVE A SIGNIFICANT LEVEL OF PRODUCT LIABILITY INSURANCE DUE TO ITS HIGH COST.

We develop, market and sell catalytic converter products. Any failure of our products may result in a claim against us. Due to the high cost of product liability insurance, we do not maintain significant amounts of insurance to protect against claims associated with use of our product. Any claim against us, whether or not successful, may result in our expenditure of substantial funds and litigation. Further, any claims may require management's time and use of our resources and may have a materially adverse impact on us.


                           FORWARD LOOKING STATEMENTS

Except for historical information, the information contained in this prospectus and in our reports filed with the SEC are "forward looking" statements about our expected future business and financial performance. These statements involve known and unknown risks, including, among others, risks resulting from economic and market conditions, the regulatory environment in which we operate, pricing pressures, accurately forecasting operating and capital expenditures and trial costs, competitive activities, uncertainties of litigation and other business conditions, and are subject to uncertainties and assumptions contained elsewhere in this prospectus. We base our forward-looking statements on information currently available to us, and , in accordance with the requirements of federal securities laws, we will disclose to you material developments affecting such statements. Our actual operating results and financial performance may prove to be very different from what we have predicted as of the date of this prospectus due to certain risks and uncertainties. The risks described above in the section entitled "Risk Factors" specifically address factors that may affect our future operating results and financial performance.

                                 USE OF PROCEEDS

We will not realize any proceeds from the sale of the common stock by the selling stockholders; rather, the selling stockholders will receive those proceeds directly. However, we will receive cash upon the exercise of warrants and options by selling stockholders. We intend to use the proceeds received from the exercise of the warrants and options, if any, for general working capital purposes including the development of new products and services.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted under the symbol "ESWW.OB" on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc. Our stock is considered penny stock. Penny stock is defined as any equity security not traded on a national stock exchange or quoted on NASDAQ and that has a market price of less than $5.00 per share. Additional disclosure is required in connection with any trades involving a stock defined as a penny stock (subject to certain exceptions); including the delivery, prior to any such transaction, of a disclosure schedule explaining the penny stock market and the associated risks. Broker-dealers who recommend such low-priced securities to persons other than established customers and accredited investors satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchase and receive the purchaser's written consent prior to the transaction.

The following table sets forth the high and low bid prices for our common stock for the fiscal years ended December 31, 2004 and 2003 as well as the quarters indicated, as reported by Bloomberg Reporting Service. Such market quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions:


Fiscal 2005                                        HIGH                  LOW

      1ST  QUARTER                                 $1.24                $0.44
      2ND QUARTER                                   1.01                 0.59
      3RD QUARTER                                   0.85                 0.63


FISCAL 2004                                        HIGH                  LOW

      1ST QUARTER                                $ 0.62                $ 0.45
      2ND QUARTER                                  0.48                  0.21
      3RD QUARTER                                  0.66                  0.25
      4TH QUARTER                                  0.58                  0.38

FISCAL 2003                                        HIGH                  LOW

      1ST QUARTER                                $ 0.43                $ 0.09
      2ND QUARTER                                  1.04                  0.22
      3RD QUARTER                                  0.95                  0.50
      4TH QUARTER                                  1.06                  0.52




At September 30, 2005, there were approximately 276 holders of record of our common stock. We estimate that there are approximately 4,500 additional stockholders with stock held in street name. On September 30, 2005, there were 54,754,254 shares of common stock outstanding.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                             DESCRIPTION OF BUSINESS

Environmental Solutions Worldwide, Inc. ("ESW"), was formed in 1987 in the State of Florida as BBC Stock Market, Inc. ("BBC") as a development stage enterprise. ESW did not engage in any significant business until January 1999 when it acquired all the issued and outstanding shares of BBL Technologies Inc., a private company based in Ontario, Canada ("BBL"). BBC subsequently changed its name to Environmental Solutions Worldwide, Inc. From 1999 to 2001, ESW was a development stage company based in Ontario Canada. In 2005, ESW relocated its principal executive offices and commenced the preparation for manufacturing at its facility located at 335 Connie Crescent, Concord, Ontario L4K 5R2 Canada while maintaining manufacturing and testing facilities in Telford, Pennsylvania and Montgomeryville, Pennsylvania. ESW's telephone number is (905)695-4142.

ESW is an ISO 9001:2000 certified and is engaged through its wholly owned subsidiaries in the design, development, manufacture and sale of environmental technologies currently focused on the international automotive and transportation industries. ESW currently manufactures and markets a line of catalytic emission control products and catalytic conversion technologies for a number of applications. Our main line of business is the production of catalyzed substrates. Catalyzed substrates are an integral part of catalytic converter systems sold worldwide.

ESW, through its wholly owned subsidiaries, is the assignee of Canadian and U.S. patents and/or patent pending applications covering catalytic converter technology for automotive and non-automotive uses. ESW's subsidiaries also are the assignee of both Canadian and U. S. patents on spark plug/fuel injector technology for automotive use.

In 2001, ESW formed three wholly owned subsidiaries:

     o ESW America, Inc. (a Delaware corporation) is our technical, research and development division. ESW America houses our U.S. Environmental Protection Agency ("EPA")/ California Air Resources Board ("CARB") recognized engine emissions testing laboratory and certification services "Air Testing Services(TM)" ("ATS"). ESW America also currently manufactures our Quiet Cat(TM) line of utility engine catalysts as well as the various custom heavy-duty on and off road catalysts for our customers. ESW America is an ISO 9001:2000 certified manufacturing facility.

     o ESW Canada, Inc. (an Ontario corporation) serves as our sales division, managing all sales and marketing globally for our catalytic product lines. ESW Canada also serves as a manufacturing facility producing catalysts for our Original Equipment Manufacturers ("OEM") and distribution partners worldwide.

     o ESW Technologies, Inc. (a Delaware corporation) is intended to hold our intellectual property, and or rights to same.

INDUSTRY TRENDS

Our performance and growth is directly related to certain trends, within the global market, for the need to reduce emissions emanating from all types of internal combustion engines. This need is directly related to the global response and efforts by world governments, at all levels, to implement the legislative requirements upon sellers of internal combustion engines, to comply with the more stringent requirements, they demand, for reducing emissions being emitted from these engines into our environment.

The internal combustion engines relate to on road applications such as cars, trucks and busses, as well as numerous off road applications such as construction equipment, farm equipment, industrial equipment, lawn and garden equipment, railway trains and recreational vehicles. Pressure continues to build for lower emissions being emitted from engines in all of these sectors, with diesel Particulate Matter ("PM") standing out as a major contributor to these toxic emissions.

The EPA, CARB and individual country environmental agencies continue to place great emphasis on compliance of emission reductions. Since PM is now recognized as a toxic air contaminant, there has been a push to further reduce PM emissions from existing diesel vehicles.

Both the U.S. federal and California governments currently impose stringent emission control requirements on motor vehicles sold in their respective jurisdictions, and it is anticipated that these emission requirements will become even more stringent in the future. As a result, we believe that the markets for off-road vehicles, utility engines and retrofitting existing vehicles will also have great potential for our products in future years.

The global expansion into emerging market regions such as Asia, Latin America and Eastern Europe are expected to experience significant growth in vehicle demand over the next ten years. Suppliers and OEMs of internal combustion engines are looking for cost effective ways to have their engines meet the emissions reduction targets demanded upon them. OEMs, resellers of engines and buyers of retrofit applications, increasingly are requiring their suppliers to have the capability to design and manufacture their products to help meet with this demand.

BUSINESS STRATEGY

Our primary business objective is to capitalize on the growing global requirement of reducing emissions, by offering catalyst technology solutions to the market. We intend to continue to execute on the following key strategies in order to leverage our strengths and position ourselves for long-term growth and success:

     o Focusing on our core business, we intend to continue to strengthen its growth strategy by seeking complimentary partnerships and investments that provide a competitive advantage and growth opportunities for our core businesses.

     o Investing in new product and process technologies, we intend to accelerate our investments in new product and manufacturing process technologies to strengthen and differentiate our product portfolio. We also intend to continue our efforts to develop innovative products and manufacturing processes to serve our customers better globally and improve our product mix and profit margins.

     o Maximizing production capabilities, we are currently implementing strategic initiatives designed to improve product quality while reducing manufacturing costs. In addition, we periodically evaluate opportunities to maximize facility and asset utilization. We also evaluate our opportunities to expand our manufacturing capabilities in low-cost regions of the world, which are projected to develop into future domestic sales to emerging markets.

     o We intend to focus on strategic partnerships and alliances that do not require significant upfront cash investments to pursue new business opportunities in other environmental products and sectors.

     o We will continue to invest in development opportunities and strive to achieve the best practices in organizational vitality, diversity, and sales force strength.

COMPANY HISTORY

We initially sought to develop ceramic based catalytic converter technologies based on the manufacture of catalytic converters with a reduced or no use of precious metals. Changes in environmental legislation and the progressive needs of the industry presented an opportunity for us to refocus our business plan. During late 2000 and early 2001, we acquired specific equipment and technology that helped us implement a new business model which focused on the production of unique metallic based catalytic converter products containing metallic wire based substrates, chemical formulas and precious metals.

In early 2001, we launched our first commercially viable product, The Quiet Cat(TM), a product for small engine applications, which serves as a catalytic converter within the muffler unit. We also developed commercially viable catalytic converter technologies both for diesel and gasoline products. The Clean Cat(R) product line is utilized in diesel applications and the Enviro Cat(TM) product line is employed in gasoline applications. The market for our products include OEM of engines for automotive, off-road and utility products and other manufacturers of equipment using internal combustion engines together with the replacement and retrofit markets for these products. We also launched our Air Sentinel(TM) product line targeted at the large-scale off-road diesel engine market in late 2001. Pro Cat(TM) was also launched during 2001, this catalyst product was designed specifically for CNG/LPG (alternative fuels) engines for the customers in the utility, on-road, off-road and heavy-duty markets.

PRINCIPAL PRODUCTS AND THEIR MARKETS

The combined technologies of our wire mesh substrate and chemical wash coat form the basis for our woven stainless steel mesh catalytic converter. This product can be produced in almost any size and shape. The wire mesh substrate creates a turbulent environment, which increases catalytic activity, and when manufactured for diesel applications are designed to serve as a partial filter of particulate matter, important in diesel emission control. We believe that our chemical wash coat formula is proprietary.

Our customers have applied our products to meet their own needs, and have, where appropriate, received certification by the EPA, the CARB and other authorities for engine products containing our catalyst products as a component in the certification. Customers have had their engines certified using the our Clean Cat (R), Pro Cat (TM), Quiet Cat (TM) products. Our products are now being marketed both domestically and internationally, including Asia, Europe and Mexico. We offer, and are developing catalyst products which we believe will permit our customers to comply with environmental regulations in effect now and to become effective in the future.

Our catalyst products have been EPA/CARB certified in numerous customer diesel and gas powered engines. Our product has been used for third party engine / vehicle certification programs by the Mexico Government for a 1.4; 1.6; 1.8; 2.8 liter on-road application, as well as certification programs by the Mexico Government for a 5.7; 5.9; 6.8 liter on-road application utilizing CNG/LPG fuels. In March 2003, we became the first company to receive a Performance Verification from ETV Canada for our High Performance Diesel Oxidation Catalyst ("DOC"), for utility engines, achieving a 66.7% PM reduction by weighted average. In 2004 we received an ETV Canada Certificate in an award ceremony at the Globe 2004 Environmental Exposition. We received a Gasoline Passenger Vehicle CARB Verification in August 2004.We are the first company in the world to achieve the Level II designation and received in September 2004 an over the road Heavy Duty Diesel DOC Level II CARB Verification.

The EPA's Voluntary Diesel Retrofit Program signed a Memorandum of Agreement ("MOA") with the State of California Air Resources Board ("ARB") for the coordination and reciprocity in diesel retrofit device verification. The EPA recognizes and accepts those retrofit hardware strategies or device-based systems that have been verified by CARB.

Our target markets are in the following sectors:

     o On road vehicle sector generally comprised of on road trucks, school buses and waste haulers regulated in North America by EPA and CARB standards.

     o Small engine utility sector comprised of lawn and garden utility diesel engines and regulated in North America by EPA and CARB standards.

     o Off road engine / vehicle sector defined as construction equipment, tractors, power generators, trains and others.

Through our subsidiaries we possess the rights to U.S. and Canadian patents and/or pending patent applications, which combine spark plug and fuel injector technology. By combining the two devices to work together, it is believed that greater fuel efficiency and reduced toxic emissions can be achieved. However this device has not been confirmed in laboratory emissions tests to date. We believe that a successfully developed product combining spark plug and fuel injector technology could be less expensive than separate individual devices. Direct injection is widely recognized by many OEM's as "next generation" technology that substantially boosts the efficiency of conventional gasoline internal combustion engines enabling them to run a highly stratified, lean-burn combustion process over a wider operating range.

We market our catalyst products using the trade names, Clean Cat(R), Enviro-Cat(TM), Quiet Cat(TM), Pro Cat(TM) and Air Sentinel(TM). These products are marketed for spark ignited gasoline, CNG/LPG (alternative fuels) and diesel engine emissions control, and range in sizes from utility applications to large industrial uses. Some of our products are presently being used by customers who have had their engines certified using ESW catalysts. In addition to manufacturing our own products, we have established relationships with outside catalytic converter assemblers and marketers that fabricate ready to install products that can incorporate our substrates. This has allowed us to concentrate on what we believe is our core technological competency, which is in the development and manufacture of catalyzed substrates.

Prior to 2001, we were a development stage company. Since 2001, when we began selling our spark and compression ignited engine emission control products, we have introduced:

     o Clean Cat(R) is a High Performance DOC designed to be utilized on diesel engines.

     o Particulate Reactor(TM) is a high efficiency CARB certified Level II (greater than 50% PM) diesel substrate designed to reduce particulate matter in diesel exhaust. It is also designed to reduce hydrocarbons, carbon monoxide and unpleasant odors.

     o Quiet Cat(TM) is a combination of our catalyst substrates products with a muffler. These systems can be manufactured for diesel, gasoline propane and natural gas fueled internal combustion utility engines.

     o Enviro Cat(TM) is a three-way gasoline catalytic converter specifically designed for spark ignited internal combustion engine applications.

     o Pro Cat(TM) is a three-way catalytic converter specifically designed for internal combustion engine applications that use liquid propane gas or liquid natural gas.

     o Air Sentinel(TM) is a heavy-duty industrial catalytic converter/silencer for stationary engines. The Air Sentinel(TM) can be used on diesel, propane, natural gas and diesel fuel.

     o RC-2 Cleaning Console(TM) is our patented catalyst cleaning system. It was designed to remove carbon buildup (masking) from the surface of our catalyst substrate.

DISTRIBUTION METHODS OF PRODUCTS

We have developed certain relationships with OEM's of engines for both automotive and other markets. ESW has developed and employs a strategy whereby it sells products in three principal markets; direct to OEM, producers such as automotive and industrial equipment manufacturers, and in sales to the retrofit and aftermarket or the replacement equipment market through centralized distributors with existing distributions within their individual countries. We also utilize our own sales personnel, local trade magazines and trade shows to complement distribution of our products globally into key markets.

We have entered into exclusive marketing, supply and distribution agreements with Fleetguard Emissions Solutions, a wholly-owned subsidiary of Cummins Inc., whereby we will serve as a preferred supplier to Fleetguard Emissions Solutions for our Particulate Reactor(TM) and Clean Cat(TM) for retrofit applications. While we believe that this relationship will have a beneficial effect on the development of our products and our business, there can be no assurance of this.

We have also allied ourselves with other distribution and engine groups in other parts of world. ESW is currently working with key OEM's to develop first fit catalyst applications. We also are currently working with key distributors in both the European and Asian Markets at the government and local levels to develop retrofit catalyst applications.

COMPETITION

Currently there is intense competition among companies that provide solutions for pollutant emissions for diesel, gasoline and CNG/LPG alternate fueled engines. We compete primarily on the basis of technology, performance, price, quality, reliability, distribution, customer service, and support. We face direct competition from companies that market products that compete directly with our products with stronger financial, technological, manufacturing and personnel resources. Other companies offer products that potential customers may consider to be acceptable alternatives to our products and services. ESW also faces direct competition with companies who purchase their substrates from others, and do further processing with their own formulas and fabrication for direct sale to the market place. Newly developed products could be more effective and cost efficient than our current products or those we may develop in the future. ESW also faces indirect competition in the form of alternative fuel consumption vehicles, such as those using methanol, hydrogen, ethanol and electricity.

ESW believes that Corning Industries is a competitor to ESW products as Corning produces ceramic substrates on a worldwide basis. ESW believes it is cost competitive to Corning's ceramic laminar/flow based substrates and that our product uses less precious metals to achieve similar emission reductions when compared to many Corning based catalyzed substrates. ESW's Particulate Reactor(TM) has proven it has higher emissions reductions compared to conventional catalyzed ceramic Diesel oxidation catalyst (DOC) substrates.


RAW MATERIALS

The primary raw materials used in the manufacture of our products includes, but is not limited to stainless steel, aluminized steel tubing, precious metals such as platinum and palladium and other components. ESW does not carry large inventories of raw materials or finished products in excess of those reasonably required to meet production and shipping schedules. Overall, raw steel and precious metals accounted for the most significant component of ESW's raw materials costs in 2004. We do spot buys of steel from suppliers to meet customer demand. Steel prices increased significantly during 2004 to historical highs. This increase had a negative impact on ESW's gross profit in 2004. Due to increased steel and precious metal prices in 2004 and continuing into 2005, we expect to implement a strategy in an effort to mitigate the effect of rising steel prices on our results of operations. This strategy includes delaying increases from raw material suppliers; selling steel off cuts and scrap at the highest possible price; increase cost reduction programs throughout the business; and lastly negotiate price relief from customers. We do not currently hedge any of our raw materials; however we would consider this approach as demand for our products increase. ESW's results of operations will continue to be adversely affected by higher steel and precious metal prices unless it is successful in passing along these increases to customers or otherwise offset these operating costs.

Other raw materials or components purchased by ESW include tools, jigs, fasteners, and other steel and chemical products, all of which are available from numerous sources.

CUSTOMERS

While we only began the commercial sale of our products during Fiscal 2001, we recorded sales from approximately 26 customers in Fiscal 2004 as compared to 35 in Fiscal 2003. One of these customers accounted for 30% and three other customers each accounted for between 10% and 20% of our revenue in Fiscal 2004. In Fiscal 2003, one customer accounted for 37% and two other customers each accounted for between 10% and 20% of our revenue. We anticipate continuing our program of establishing long-term relationships with our existing customers. Our sales and marketing efforts are designed to create overall awareness of our technology solutions and our manufacturing capabilities in order to have ESW considered and selected to supply its products for new and retrofit applications. Most of our sales and marketing personnel have engineering backgrounds which enable them to understand and participate in the design and engineering aspects of acquiring new business as well as ongoing customer service. When deemed appropriate, ESW also participates in industry trade shows. The loss of, or major reduction in business from, one or more of our major customers could have a material adverse effect on our liquidity, financial position, or results of operations.

PATENT AND TRADEMARKS

We are developing technologies or furthering the development of acquired technologies through internal research and development efforts by our engineers. Where practical we are seeking to obtain the exclusive rights to use technology related to our industry through patents or licenses for proprietary technologies or processes.

Through our wholly owned subsidiaries, we hold both Canadian and US patents and pending applications covering our catalytic converter technology. The protections provided by patents and those sought by pending patents are important to our business, although management believes that no individual right is material to our business at the present time. We own assignable patent rights. There can be no assurance that these patents, combined with pending patent applications or existing or future trade secret protections that we seek will survive legal challenge, or provide meaningful levels of protection.

The Canadian patent only affords protection against the manufacture, use or sale of the patented technology within Canada. The US patent application for our diesel catalytic converter, Clean Cat(R) was filed on October 31, 2000 and has not been challenged as of this date. There can be no assurances that any patents we may have or have applied for or any agreements we have in place or enter into will protect our technology and or prevent competitors from employing the use of our design and production information. Moreover, there is no guarantee that our proprietary rights will provide any significant competitive advantages.

Additionally, we possess certain registered and pending trademarks. We consider the goodwill associated with our trademarks to be an important part of our developing product identity.

PRODUCT CERTIFICATION

To date, our customers have acquired, where necessary, engine certifications and catalyst certifications using our products from such authorities as the EPA, Mexico Department of Ecology, and CARB; ESW currently has certification in its own name from the EPA, CARB and the Canada ETV for gasoline and diesel products.

We have become the first catalytic substrate manufacturer and catalyst coating company in North America to verify a metallic wire mesh substrate based catalytic converter system as a gasoline retrofit replacement device. It is believed that the receipt of this exemption may allow for potential sales opportunities into the replacement catalytic converter and retrofit market in California.

ESW has become the first catalytic substrate manufacturer and catalyst coating company in the world to verify a metallic wire mesh substrate based catalytic converter system as a passive stand alone Level II diesel retrofit replacement device. To date, no other catalyst manufacturer has received this status without the usage of secondary technologies.

The California Air Resource Board ("CARB") has established three primary technology levels for diesel catalyst verifications.


        LEVEL I:     Particulate Matter (PM) reduction greater than 25%
        -------------
        LEVEL II:   PM reduction greater than 50%
        ------------
        LEVEL III:  PM reduction greater than 85%
        ------------


In September 2004, we received a Level II CARB Executive Order for our advanced Diesel Catalyst (Particulate Reactor (TM)) for all diesel engine models from the 1991 through 1993 model years used in on-road applications operating on standard CARB diesel fuel, and subsequently requested the Executive Order be expanded to include Medium Heavy Duty applications (up to and including 8 liter) for engine models from 1994 through 1997. CARB is presently reviewing this request. Additionally, we received an Executive Order from CARB which permits sale of catalytic converters for use on 4 liter or smaller gas engines for all model years up to 1995 on which GVW (gross vehicle weight) is 3,750 pounds or less.

ESW is currently pursuing the expansion of its current product verification for a wider vehicle application range.

Our metallic wire mesh substrate catalytic converter system has been used by a customer to obtain verification as a gasoline retrofit device in the Mexico Government initiated on-road PIREC program. This verification covers engine sizes from 1.4 displacement liter to 2.8 liter.

Our metallic wire mesh substrate catalytic converter system has been used by a customer to obtain verification as a CNG/LPG retrofit device. This certification is valid when our product is used in conjunction with an IMPCO or a LOVATO fuel management technology. This certification has been issued by the Mexico Government for on-road vehicles with engine sizes ranging from 5.7 liter displacement to 6.8 liter.

ESW's products are generally sold according to appropriate government application regulations; however, we do not necessarily need government approval to sell our products into unregulated markets.

WARRANTY MATTERS

We may face an inherent business risk of exposure to product liability and warranty claims in the event that our products fail to perform as expected. We cannot assure that we will not experience any material warranty or product liability losses in the future or that we will not incur significant costs to defend such claims. In addition, if any of the products are or are alleged to be defective; we may be required to participate in a recall involving such products. Each of our customers has its own policy regarding product recalls and other product liability actions relating to its suppliers. A successful claim brought against ESW or a requirement to participate in a product recall may have a material adverse effect on our business. Some OEMs and emission solution customers are also increasingly requiring their outside suppliers to guarantee or warrant their products and bear the costs of repair and replacement of such products. Depending on the terms under which we supply products to these customers, the customer may hold us responsible for some or all of the repair or replacement costs of defective products, when the product supplied did not perform as represented.

We carry insurance for certain legal matters including product liability; however, we do not carry insurance for recall matters, as the cost and availability for such insurance, in the opinion of management, is cost prohibitive or not available.

To date we have not had any product warranty matters.

MANUFACTURING

We are making capital investments in manufacturing capability to support our products. We are in the process of setting up the production line equipment necessary to produce our metallic substrates from the base materials, along with the equipment needed to apply the final chemical wash coat and catalyst materials. Our new substrate manufacturing plant located in Concord Ontario, Canada, is intended to enable us to control the complete manufacturing process required for production of catalyzed substrates. Catalyzed substrates are the integral part of all catalytic converter systems sold worldwide.

We are also making a capital investment in our Tech Center based in Montgomeryville Pennsylvania. This facility will be manufacturing and providing the catalytic and chemical wash coat solutions for the new Concord Ontario plant. As well all of our emission testing laboratories and testing capabilities are located there. The new 40,200 sq ft facility will house a state of the art 18,000 sq ft expansion of "Air Testing Services", our EPA/CARB recognized engine/vehicle emissions testing lab. The new facilities will include several new testing systems. In addition to our existing laboratory testing capabilities, we have acquired a new heavy duty and an additional light duty truck chassis dynamometer. In addition a 500 horse power heavy-duty-diesel transient engine emissions test dynamometer and additional analytical test instruments has been purchased.

It is believed that the Air Testing Services ("ATS") group will now be equipped to better service our clientele for engine testing as well as EPA/CARB emissions testing and certification programs. ATS will also be in a better position to provide additional testing support for our internal research and development ("R&D") programs.

The upgrading of our manufacturing and testing capabilities are required to increase the flexibility, efficiency and improve the operating quality, while minimizing the overall effective costs, to produce our products.

We utilize our ISO 9001:2000 protocols and structured communication meetings at all levels of manufacturing to provide training and instruction as well as to assure a cohesive, focused effort toward common goals. ESW encourages employee involvement in all aspects of its business and views such involvement as a key element in its future success. ESW also pursues involvement from its suppliers and customers, which it believes is necessary to assure a consistent high quality and on time delivery of raw materials, components and finished products.

RESEARCH AND DEVELOPMENT

Prior to fiscal 2001, we were a research and development company. Starting in fiscal 2001, we began the transition from a development stage to an operating (manufacturing) company. During the last three fiscal years, $50,375 was spent on research and development activities. We believe that, through a combination of proprietary methods for improving our catalyzed substrates there are prospects for the development of innovative applications outside of our present product line. We continue to expense further resources on new research and development projects.

ENVIRONMENTAL MATTERS

ESW is presently engaged in a business that does not generate significant hazardous wastes. Our facilities may have tanks for storage of diesel fuel and other petroleum products that are subject to laws regulating such storage tanks. Federal, state, and local provisions relating to the protection of the environment have not had, and are not expected to have, a material adverse effect on our liquidity, financial position, and results of operations. However, like all manufacturers, if a release of hazardous substances occurs ESW may be held liable for the contamination, and the amount of such liability could be material. While ESW devotes resources designed to maintaining compliance with these requirements, there can be no assurance that ESW operates at all times in complete compliance with all such requirements.

EMPLOYEES

ESW and its subsidiaries presently employ 37 full-time and 10 part-time employees. We do not have any collective bargaining agreements and considers our relationship with our employees to be good.



                             DESCRIPTION OF PROPERTY

We do not own real property. Through our subsidiary ESW Canada, Inc. we lease our executive, sales and marketing offices as well as our production center which total approximately 50,000 square feet located at 335 Connie Crescent Court, Concord, Ontario Canada under an offer to lease that expires July 14, 2010. Additionally, our wholly owned subsidiary ESW America, Inc. leases approximately 40,220 square feet at 2 Bethlehem Pike Industrial Center, Montgomery Township, Pennsylvania. The leasehold space is intended to house our research and development facilities. The lease expires January 31, 2010. We also currently lease our office and factory located at 132 Penn Avenue, in Telford, Pennsylvania on a month-to-month basis.

                       MANAGEMENT DISCUSSION AND ANALYSIS

This Registration Statement contains forward-looking statements that involve a number of risks and uncertainties as well as assumptions that if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Although our forward looking statements reflect the good faith judgment of our management, these statements can only be based on facts and the factors currently known by us. Consequently, forward looking statement are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward looking statements.


GENERAL


ESW develops, manufactures and sells environmental technology solutions, and is currently focused on the international automotive, transportation and utility engine industries. We manufacture and market a line of catalytic control products including a line of finished catalytic muffler products, proprietary catalytic converter substrates and catalytic conversion technologies for a number of applications. We also offer emissions testing and certification services.


We have developed commercially viable proprietary catalytic converter technologies for diesel, gasoline and alternative (CNG/LPG) fueled combustion engines. The unique technology consists of a wire based mesh substrate and wash coat formulas, which form the basis for the catalyzed substrate. The finished product can be produced in a myriad of sizes and shapes. The substrate creates a turbulent flow environment. This increases catalytic activity and serves as a filter of particulate matter, important in diesel emission control.


Our catalyst products have been extensively tested in house, as well as by Original Equipment Manufactures (OEM's) and by independent third parties. Management believes they demonstrate superior performance to comparable competing products. ESW's customers have incorporated our products to meet their own needs, and have, in specific instances, received certification for their product applications from the Environmental Protection Agency (EPA) and the California Air Resources Board (CARB). Customers have had their engines certified using our Clean Cat (R), Pro Cat (TM), Quiet Cat (TM) catalyst products and services. Our catalyst products are being marketed both domestically and internationally, including in such continents as Asia, Europe and countries as Canada and Mexico.


In September 2004, we received a Level II California Air Resources Board (CARB) Executive Order for our proprietary advanced Diesel Catalyst (Particulate Reactor TM) for all diesel engine models from the 1991 through 1993 model years used in on-road applications operating on standard CARB diesel fuel, and subsequently requested the Executive Order be expanded to include Medium Heavy Duty applications (up to and including 8 liter) for engine models from 1994 through 1997. CARB is presently reviewing this request. Additionally, we have received an Executive Order from CARB which permits sale of catalytic converters for use on 4 liter or smaller gas engines for all model years up to 1995 on which GVW (gross vehicle weight) is 3,750 pounds or less.


ESW is in full compliance with ISO 9001:2000, the ISO standards developed by the International Organization for Standardization which provide an international benchmark for quality systems and foundation for continuous improvement and assurance in design, development and manufacturing. The ISO mandates that ESW follow strict quality guidelines, administrative protocol and safety procedures to a recognized international standardized code. ISO auditors confirm compliance by auditing ESW periodically. ESW passed its most recent surveillance audit in June 2005, and is in full compliance with the ISO requirements. We currently hold a full registration certificate effective until March of 2007. Management considers an ISO certification essential to doing business with many export customers.


COMPARISON OF YEAR ENDED DECEMBER 31, 2004 TO YEAR ENDED DECEMBER 31, 2003


RESULTS OF OPERATIONS


Revenues for the year ended December 31, 2004 increased by $166,988, or 10 percent, to $1,906,704 from $1,739,715 for 2003. ESW experienced an overall revenue growth in both the gas and diesel finished converter lines of $215,634. Factors that favorably impacted revenue in 2004 are attributable to our continuing efforts at gaining acceptance of our products by our customers and the CARB certification of one of our products, which lead to two orders from new customers, based on this certification. The factor that offset these favorable items was the impact of lower revenue from our ATS testing services of $48,646 as ESW focused much of its attention and effort at completing and subsequently in the second half of 2004 obtaining two CARB executive exemption orders for its products.

Cost of sales for the year ended December 31, 2004 increased by $313,555, or
36.7 percent, to $1,166,653 from $853,098 for 2003. Cost of sales as a percentage of revenues for the year ended December 31, 2004 was 61.1 percent, which is up compared to 49.0 percent for 2003. The increase is due to an elevation of prices across the board for both steel prices and precious metals that are the two main components used in our products. An increase in direct labor costs also contributed to the higher overall costs, leading to a lower gross margin. The gross margin for 2004 was 38.9 percent as compared to a gross margin of 51.0 percent for 2003. Due to increased steel and precious metal prices in 2004 and continuing into 2005, we expect to implement a strategy in an effort to mitigate the effect of rising steel prices on our results of operations. This strategy includes delaying increases from raw material suppliers; selling steel off cuts and scrap at the highest possible price; increase cost reduction programs throughout the business; and lastly negotiate price relief from customers. We do not currently hedge any of our precious metals materials; however we would consider this approach as demand for its products increase. Our results of operations will continue to be adversely affected by higher steel and precious metal prices unless it is successful in passing along these increases to our customers or otherwise offset these operating costs.


Marketing, office and general expenses for the year ended December 31, 2004 increased by $390,381, or 42.5 percent, to $1,308,788 from $918,407 in 2003. As a percentage of revenue, marketing, office and general expenses increased to
68.6 percent for 2004, compared to 52.8 percent for 2003. The increase as a percentage of sales is primarily the result of an increase in payroll costs of $193,653 as we added employees in conjunction with its certification programs and sales efforts, as well as the result of higher wages paid. An increase of $46,096 from investor relations and warrant amortization interest as it related to the issuance of the convertible debentures in September 2004. An increase of $78,677 related to travel and general costs as the company planned its expansion of two new facilities and an increase of $71,957 due to higher shop and research and development related costs.


Officer's compensation and director's fees for the year ended December 31, 2004 increased by $172,178, or 77.5 percent, to $394,178 from $222,222 in 2003. As a percentage of revenue, officer's compensation and director's fees increased to
20.6 percent for 2004, compared to 12.8 percent for 2003.The increase was due to employment contracts that became effective in 2004.


Consulting and professional fees for the year ended December 31, 2004 increased by $163,597, or 81 percent, to $365,715 from $202,118 in 2003. As a percentage of revenue, consulting and professional fees increased to 19.2 percent for 2004, compared to 11.6 percent for 2003. The increase is due in part to consulting fees related for the work necessary for the CARB certifications received by ESW in September 2004 as well as costs related to the development and implementation of our two new facilities.


Interest expense on long-term debt was $72,364 in 2004 as opposed to nil in 2003. In September 2004, we issued $6.1 million of convertible debentures in which the basis of conversion into our common stock is $0.50 per share, which includes warrants to purchase an additional 3.05 million shares of common stock at $1.00 per share which were subsequently reset to an exercise price of $0.85 per share. The debentures are for a term of three (3) years and earn interest at the rate of 4%.


LIQUIDITY AND CAPITAL RESOURCES


Our principal sources of operating capital have been the proceeds of our various financing transactions. As of December 31, 2004, we had cash and cash equivalents of $4,633,013. Our cash and cash equivalents increased by $4,546,127 to $4,633,013 from $86,886 at December 31, 2003.


Net Cash used in operating activities in 2004 amounted to $1,476,229 which was mainly attributable to the loss, net of depreciation, amortization, amortization of the fair value of the debenture warrant, and the compensation value of option grants of $1,295,870 and the increase in operating assets and liabilities of $180,359.


Net Cash used in investing activities was $355,807 for 2004 as compared to $46,204 in 2003. The capital expenditures in 2004 were primarily dedicated to the purchase of equipment and leaseholds for the our research and development facilities located in Montgomery Township, Pennsylvania.

Net cash provided in financing activities totaled $6,362,607 for 2004 as compared to $ 247,000 for 2003. The net cash provided in 2004 was primarily to support general corporate purposes, including capital expenditures and for working capital needs. Net cash provided in 2004 was primarily related to financing activities during 2004 as a result of cash received from the offering of 4 percent unsecured convertible debentures due September 13, 2007 of $6,100,000 and proceeds from warrant exercises of $262,607.


ESW made substantial capital investments in manufacturing capability to support its products. We are in the process of setting up the production line equipment necessary to produce our proprietary metallic substrates from the base materials, along with the equipment needed to apply the final chemical wash coat and catalyst materials. When complete, this new substrate manufacturing plant located in Concord Ontario, Canada, is intended to enable ESW to control the complete manufacturing process required for production of catalyzed substrates. Catalyzed substrates are the integral part of all catalytic converter systems sold worldwide.


We are also making a capital investment in our new Tech Center based in Montgomeryville Pennsylvania. This facility will be manufacturing and providing the catalytic and chemical wash coat products for the new Concord Ontario plant. As well all of our emission testing laboratories and testing capabilities will be located there. The new 40,200 sq ft facility will house a state of the art 18,000 sq ft expansion of "Air Testing Services", our EPA/CARB recognized engine/vehicle emissions testing lab. The new facilities will include several new testing systems. In addition to ESW's existing laboratory testing capabilities, we have acquired additional heavy duty and light duty truck chassis dynamometers, as well as a heavy-duty-diesel transient engine emissions test dynamometer, and additional analytical test instruments.


ESW has proposed a budget for an estimated capital expenditure of $1,500,000 to put into operation the new manufacturing facility in Concord Ontario Canada. As well, an estimated budget of $800,000 has been proposed to upgrade our emissions testing and research and development department in Montgomeryville Pennsylvania. Both these plans are currently being implemented and as at the end of December 31, 2004, approximately $350,000 has been spent on these projects. We believe this capital expenditure will improve our retention of small to medium-sized customers while at the same time provide us with added sales capacity for higher-end selling solutions. It is anticipated that the expansion of our testing facilities will bring increase revenue, as ATS will now have the capacity to service larger customers.


The proposed capital expenditures and our intent to capitalize on an anticipated increase in demand for our products are the steps that we are taking to try to become profitable and generate positive cash flow. However, there can be no assurances that these steps will be completed or that we will become profitable. Based on ESW's current operating plan, management believes cash at December 31, 2004 is sufficient to meet operating needs through the end of 2005.


Should we not become profitable before this money is expensed, we will need to continue to finance our operations through other capital financings. We continue to seek, equity financing and/or debt financing in the form of private placements at favorable terms, or the exercise of currently outstanding options or warrants that would provide additional capital in order to make available all opportunities and keep our options flexible. However, such additional financing may not be available to us, when and if needed, on acceptable terms or at all. We intend to retain any future earnings to retire debt, finance the expansion of our business and any necessary capital expenditures, and for general corporate purposes.


A top priority for us in fiscal 2005 is core growth which is the gaining of market share in underrepresented markets, and the targeting of our product segments in which demand is growing the fastest. We are seeking to expand into markets such as Europe and Asia, as new opportunities within that region are opening up, in an effort to build solidly on our core business. To ensure that we capture the fastest growing product technologies, we continue to explore possible joint venture agreements and or the introduction of new products and or technologies. Our success is dependent upon our ability to charge adequate prices for the products and services we offer. Depending on competitive market factors, future prices we can charge for our products and services we offer may vary and may impact our profitability. Competition is based largely upon technology, performance, pricing, quality, reliability, distribution, and customer support. A number of companies worldwide with significant financial resources or customer relationships compete with us to provide similar products and services, such as Johnson Matthey, Engelhard and OMG (Degussa) Our competitors may be positioned to offer more favorable product and service terms to the marketplace, resulting in reduced profitability and loss of market share for us. Financial pressures faced by our competitors may cause them to engage in uneconomic pricing practices, which could cause the prices that we are able to charge in the future for our products and services to be less than we have historically charged. Our future success is based in large part upon our ability to successfully compete in the markets we currently serve and to expand into additional product and service offerings. Our failure to do so could lead to a loss of market share for us, resulting in a material adverse effect on our results of operations.

ESW's operating profitability requires that we increase our sales and lower our overall cost to manufacture our products and improve both sales and administrative productivity through process, and system enhancements. This will be largely dependent on the success of our initiatives to streamline our infrastructure and drive our operational efficiencies across our company. Our failure to successfully implement these initiatives, or the failure of such initiatives to result in improved profit margins, could have a material adverse effect on our liquidity, financial position, and results of operations.


The principal raw materials that we use are steel, and precious metals such as platinum. The metals industry as a whole is cyclical and at times pricing and availability of raw materials in the metals industry can be volatile due to numerous factors beyond our control, including general, domestic and international economic conditions, labor costs, production levels, competition, import duties and tariffs and currency exchange rates. This volatility can significantly affect the availability and cost of raw materials, and may, therefore, adversely affect our net sales, and operating margin. During periods of rising raw materials pricing, there can be no assurance that we will be able to pass any portion of such increases on to our customers. When raw material prices decline, customer demands for lower prices could result in lower sale prices and, as we use existing inventory, resulting in lower margins. Changing steel and platinum prices could adversely affect our operating margin and net income.


We expect an increase in consulting and audit fees related to the impact of our Sarbanes-Oxley internal control certification efforts, with which we are required to be in compliance by December 31, 2006.


ESW has 700,000 Class A special shares of $ 453,900 (based on the historical exchange rate at the time of issuance.), authorized, issued, and outstanding. The Class A special shares are issued by ESW's wholly-owned subsidiary BBL Technologies, Inc. ("BBL") without par value, and are redeemable on demand by the Holder of the shares which is a private Ontario Corporation at $700,000 CDN (which translates to ($583,333 USD) at December 31, 2004. As the Class A special shares were issued by ESW's wholly-owned subsidiary BBL, the maximum value upon which ESW is liable is the net book value of BBL. At December 31, 2004 BBL had an accumulated deficit and therefore would be unable to redeem the Class A special shares at their ascribed value.


DEBT STRUCTURE


In September 2004, we issued $6.1 million of convertible debentures in which the basis of conversion into our common stock is $0.50 per share, which includes warrants to purchase an additional 3.05 million shares of common stock at $1.00 per share. The debentures are for a term of three (3) years and earn interest at the rate of 4% per annum. We have computed the fair-value of the warrants utilizing the Black-Scholes method and apportioned the fair value of the debt and warrants accordingly. As a result, the debentures were discounted by $528,000, which is being amortized over the three (3) year life of the debentures. The effective yield on the debenture is 4.38%.


The principal of this debenture is payable in U.S. currency or, at the option of ESW, in shares of common stock, par value $0.001 per share, at $.50 per share. At ESW's option, interest on the debenture will be payable in cash or shares of common stock under a conversion formulas as provided in the debenture.

ESW's ability to service its indebtedness in cash will depend on its future performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors. Certain of these factors are beyond ESW's control. ESW believes that, based upon its current business plan, it will be able to meet its debt service obligations when due. Significant assumptions underlie this belief, including, among other things, that ESW will be successful in implementing its business strategy and that there will be no material adverse developments in its business, liquidity or capital requirements. If ESW cannot generate sufficient cash flow from operations to service its indebtedness and to meet its other obligations and commitments, ESW might be required to refinance its debt or to dispose of assets to obtain funds for such purpose. There is no assurance that refinancing or asset dispositions could be effected on a timely basis or on satisfactory terms, if at all, or raise funds through asset sales, sales of equity or otherwise, its ability to pay principal of, and interest on, its debt would be impaired. On such circumstance, ESW would have to issue shares of its Common stock as repayment of this debt which would be of a dilutive nature to its present shareholders.

CONTRACTUAL OBLIGATIONS


Effective November 24, 2004, our wholly owned subsidiary ESW America, Inc. entered into a lease agreement for approximately 40,220 square feet of leasehold space, intended to house our research and development facilities in Montgomery Township, Pennsylvania. The lease commenced on January 15, 2005 and expires January 31, 2010. Effective December 20, 2004, our wholly owned subsidiary ESW Canada, Inc. entered into a lease agreement for approximately 50,000 square feet of leasehold space intended to house the Company's executive offices and a manufacturing plant located in Concord, Ontario Canada.

The following breakdown (as of March 31, 2005) is the total, of the minimum annual lease payments, for both leases.

2005     $342,079
2006     $433,569
2007     $433,569
2008     $440,585
2009     $444,093
2010     $102,784




FOREIGN CURRENCY TRANSACTIONS


None of ESW's revenues during the year ended December 31, 2004 were derived from manufacturing operations in Canada. The results of operations and the financial position of ESW's operations in Canada is principally measured in Canadian currency and translated into U.S. dollars. The future effects of foreign currency fluctuations between U.S. dollars and Canadian dollars will be somewhat mitigated by the fact that expenses will be generally incurred in the same currency in which revenues will be generated. The future reported income of our Canadian subsidiary will be higher or lower depending on a weakening or strengthening of the U.S. dollar against the Canadian currency.


A small portion of ESW's assets at December 31, 2004 are based in its foreign operation and are translated into U.S. dollars at foreign currency exchange rates in effect as of the end of each period, Accordingly, ESW's consolidated stockholders' investment will fluctuate depending upon the weakening or strengthening of the U.S. dollar against the Canadian currency.


ESW's strategy for management of currency risk relies primarily upon conducting its operations in the countries' respective currency and ESW may, from time to time, engage in hedging intended to reduce ESW's exposure to currency fluctuations. At December 31, 2004, ESW had no outstanding forward exchange contracts.


YEARS ENDED DECEMBER 31, 2003 AND 2002


RESULTS OF OPERATIONS


Revenue for 2003 decreased to $1.7 million from $1.9 million in 2002, or 8.5%. Much of the decrease in revenue occurred in the second half of the year as compared to the year-ago period, and is attributable to our focus on completing the gas and diesel certifications of our products. Cost of sales decreased disproportionately by 15%, and as a result gross profit actually improved by nearly 8% to 50.9% as compared to 47.3% in 2002.


Operating costs continued to decrease by $366 thousand or 18.1% to $1.65 million, as we reduced our dependence on outside professionals and consultants ($194 thousand) and continued its efforts to reduce other operating expenses as reflected by the reduction in marketing, office and general and administrative costs ($127 thousand).


Due to the continued reduction in operating costs, we were able to reduce our loss from operations to $770 thousand, a reduction of $353 thousand or more than 31% from fiscal 2002 when we reported a loss of $1.12 million.


LIQUIDITY AND CAPITAL RESOURCES


Our cash and equivalents decreased by $24 thousand and our working capital decreased by $236 thousand in Fiscal 2003 as a result of our continuing operating losses.

The operating loss of $770 thousand was substantially funded through non-cash expenses of $333 thousand, the sale of common stock of $247 thousand and the collection of accounts receivable of $250 thousand offset by an increase in inventory of $103 thousand. Relatively insignificant increases in property, patents and trademarks were offset by similar increases in accounts payable.


While we diligently pursue viable operations, we may need to obtain either additional equity or debt financing to enable us to sustain the level of operations that we believe will be necessary to achieve and maintain profitable operations.


COMPARISON OF THREE MONTH PERIOD ENDED JUNE 30, 2005 TO THREE MONTH PERIOD ENDED JUNE 30, 2004


RESULTS OF OPERATIONS


Revenues for the three month period ended June 30, 2005 increased by $ 413,347, or 96.0 percent, to $844,095 from $ 430,748 for the three month period ended June 30, 2004. Factors that favorably impacted revenue during the three months ended June 30, 2005 included a large order from one of our customers for diesel substrates.


Cost of sales for the three month period ended June 30, 2005 increased by $246,769, or 100.1 percent, to $493,258 from $ 246,489 for the three month period ended June 30, 2004. Cost of sales as a percentage of revenues for the three month period ended June 30, 2005 was 58.4 percent, which is consistent to
57.2 percent for the three month period ended June 30, 2004. The gross margin for the three month period ended June 30, 2005 was 41.6 percent as compared to a gross margin of 42.8 percent for the three month period ended June 30, 2004.


Marketing, office and general expenses for the three month period ended June 30, 2005 increased by $443,094, or 158.1 percent, to $723,400 from $280,306 for the three month period ended June 30, 2004. The increase is primarily the result of an increase in payroll costs of $192,114 as we added employees in conjunction with our research and development certification programs, sales efforts, as well as the result of higher wages paid. An increase of $77,021 from investor relations and warrant amortization interest, as it related to the issuance of the convertible debentures in September 2004. An increase of $7,438 related to travel and general costs as we continue our planned expansion of two new facilities and an increase of $166,521 due to higher rent, setup and utility costs for the new facility in Montgomeryville PA., non-employee related engineering development costs supporting new research and development programs and the increase general and administrative expenses to further support growth. As a percentage of revenue, marketing, office and general expenses increased to
85.7 percent for the three month period ended June 30, 2005, compared to 65.1 percent for the three month period ended June 30, 2004.


Officer's compensation and director's fees for the three month period ended June 30, 2005 increased by $2,981, or 3.1 percent, to $100,000 from $97,019 for the three month period ended June 30, 2004. As a percentage of revenue, officer's compensation and director's fees decreased to 11.8 percent for the three month period ended June 30, 2005, compared to 22.5 percent for the three month period ended June 30, 2004.


Consulting and professional fees for the three month period ended June 30, 2005 increased by $29,367, to $110,754 from $81,387 for the three month period ended June 30, 2004. The increase is due in part to consulting fees related to the development and implementation of our two new facilities currently underway. As a percentage of revenue, consulting and professional fees decreased to 13.1 percent for the three month period ended June 30, 2005, compared to 18.9 percent for the three month period ended June 30, 2004.


Interest expense on long-term debt was $61,000 for the three month period ended June 30, 2005 as opposed to nil for the three month period ended June 30, 2004. In September 2004, we issued $6.1 million of convertible debentures in which the basis of conversion into our common stock is $0.50 per share, which includes warrants to purchase an additional 3.05 million shares of common stock at $1.00 per share which subsequently have been adjusted to $0.85 effective April 21, 2005. The debentures are for a term of three (3) years and earn interest at the rate of 4%.

COMPARISON OF SIX MONTH PERIOD ENDED JUNE 30, 2005 TO SIX MONTH PERIOD ENDED JUNE 30, 2004


RESULTS OF OPERATIONS


Revenues for the six month period ended June 30, 2005 increased by $384,648, or
41.5 percent, to $1,310,826 from $926,178 for the six month period ended June 30, 2004. Factors that favorably impacted revenue during the six months ended June 30, 2005 included a large order from one of our customers for diesel substrates as well as an increase for the company's diesel finished converter products.


Cost of sales for the six month period ended June 30, 2005 increased by $219,305, or 41.8 percent, to $744,151 from $524,846 for the six month period ended June 30, 2004. Cost of sales as a percentage of revenues for the six month period ended June 30, 2005 was 56.8 percent, which is in line compared to 56.7 percent for the six month period ended June 30, 2004. The gross margin for the six month period ended June 30, 2005 was 43.2 percent as compared to a gross margin of 43.3 percent for the six month period ended June 30, 2004.


Marketing, office and general expenses for the six month period ended June 30, 2005 increased by $767,615, or 139.5 percent, to $1,317,792 from $550,177 for the six month period ended June 30, 2004. The increase is primarily the result of an increase in payroll costs of $282,364 as we added employees in conjunction with our research and development certification programs, sales efforts, as well as the result of higher wages paid. An increase of $138,752 from investor relations and warrant amortization interest, as it related to the issuance of the convertible debentures in September 2004. An increase of $42,600 related to travel and general costs as we continue our planned expansion of two new facilities and an increase of $303,899 due to higher rent and utility costs for the new facility in Montgomeryville PA., non-employee related engineering development costs supporting new research and development programs and the increase general and administrative expenses to further support organic growth. As a percentage of revenue, marketing, office and general expenses increased to
100.5 percent for the six month period ended June 30, 2005, compared to 59.4 percent for the six month period ended June 30, 2004.


Officer's compensation and director's fees for the six month period ended June 30, 2005 decreased by $53,846, or 23.6 percent, to $174,423 from $228,269 for the six month period ended June 30, 2004. As a percentage of revenue, officer's compensation and director's fees decreased to 13.3 percent for the six month period ended June 30, 2005, compared to 24.6 percent for the six month period ended June 30, 2004.The decrease was due to a change in management.


Consulting and professional fees for the six month period ended June 30, 2005 increased by $62,437, or 37.7 percent, to $227,894 from $165,457 for the six month period ended June 30, 2004. The increase is due in part to consulting fees related to the development and implementation of our two new facilities currently underway. As a percentage of revenue, consulting and professional fees decreased to 17.4 percent for the six month period ended June 30, 2005, compared to 17.9 percent for the six month period ended June 30, 2004.


Interest expense on long-term debt was $122,000 for the six month period ended June 30, 2005 as opposed to nil for the six month period ended June 30, 2004. In September 2004, we issued $6.1 million of convertible debentures in which the basis of conversion into our common stock is $0.50 per share, which includes warrants to purchase an additional 3.05 million shares of common stock exercisable at $1.00 per share which subsequently has been adjusted to an exercise price of $0.85 a share effective April 21, 2005. The debentures are for a term of three (3) years and earn interest at the rate of 4%.


LIQUIDITY AND CAPITAL RESOURCES


Our principal sources of operating capital have been the proceeds of our various financing transactions. As of June 30, 2005, we had cash and cash equivalents of $ 3,834,004.


Net Cash used in operating activities for the six month period ended June 30, 2005 amounted to $1,043,258 which was mainly attributable to the loss, net of depreciation, amortization, amortization of the fair value of the debenture warrant of $1,144,034. As well as an increase in operating assets and liabilities of $100,776 which was primarily due to an increase of inventory as ESW begins to position itself for ongoing manufacturing , offset by an increase in accounts payable and accrued liabilities, primarily due to accounts payable attributed to planned expansions at its manufacturing facilities and precious metals purchases and accrued debenture interest of $194,364.


Net Cash used in investing activities was $1,755,751 for the six month period ended June 30, 2005 as compared to $1,246 for the six month period ended June 30, 2004. The capital expenditures in the first half of 2005 were primarily dedicated to the purchase of equipment and leaseholds for our research and development facilities located in Montgomery Township, Pennsylvania, and the manufacturing facility in Concord Ontario, Canada.

Net cash provided in financing activities totaled $2,000,000 for the six month period ended June 30, 2005 as compared to $225,107 for the six month period ended June 30, 2004. On April 21, 2005, we closed an initial traunche of a private placement offering. Pursuant to a subscription agreement with one accredited investor, we received $2 million and issued 2,352,941 shares of common stock; three year warrants to purchase 1,300,000 shares of common stock at $0.90 per share; three year warrants to purchase 200,000 shares of common stock at $2.00 per share; and three year warrants to purchase 200,000 shares of common stock at $3.00 per share pursuant to Regulation D of the Securities Act of 1933, as amended. Effective April 21, 2005, in conjunction with the offering, we adjusted the exercise price of 3,050,000 three year warrants previously issued to nine (9) accredited investors including AB Odnia an entity affiliated with Bengt Odner a director of ESW from $1.00 per share to $0.85 per share in accordance with the terms of the warrants previously issued by ESW on September 15, 2004.


Effective July 5, 2005, we completed a second traunche of a private placement offering. Pursuant to subscription agreements with three accredited investors, we received an aggregate of $1,850,000 and issued 2,176,470 shares of common stock; three year warrants to purchase 1,202,500 shares of common stock at $0.90 per share; three year warrants to purchase 185,000 shares of common stock at $2.00 per share; and three year warrants to purchase 185,000 shares of common stock at $3.00 per share pursuant to Regulation D of the Securities Act of 1933, as amended. In connection with the offering, we entered into registration rights agreements with the investors and agreed to use its best efforts to file a registration statement for the resale of the common stock and the shares of common stock issuable upon exercise of the warrants within one hundred and twenty (120) days of the date of the agreement.


We intend to use the proceeds from these placements for due diligence and investigating compliance issues for potential listing of our securities on new exchanges and for general corporate purposes.


ESW's principal source of liquidity is cash provided by financing activities. Our principal use of liquidity will be to finance capital expenditures and to provide working capital availability. ESW expects that total capital expenditures for 2005 will be approximately $2.7 million. These capital expenditures will be used primarily for equipment and facility improvements.


These capital expenditures and our intent to capitalize on an anticipated increase in demand for our products are the steps that we are taking to try to become profitable and generate positive cash flow. However, there can be no assurances that these steps will be completed or that we will become profitable. Based on ESW's current operating plan, management believes cash at June 30, 2005 is sufficient to meet operating needs for at least the next twelve months.


Should we not become profitable before this money is expensed, we will need to continue to finance our operations through other capital financings. We continue to seek, equity financing and/or debt financing in the form of private placements at favorable terms, or the exercise of currently outstanding options or warrants that would provide additional capital in order to make available all opportunities and keep our options flexible. However, such additional financing may not be available to us, when and if needed, on acceptable terms or at all. We intend to retain any future earnings to retire debt, finance the expansion of our business and any necessary capital expenditures, and for general corporate purposes.


ESW's operating profitability requires that we increase our sales and lower our overall cost to manufacture our products and improve both sales and administrative productivity through process, and system enhancements. This will be largely dependent on the success of our initiatives to streamline our infrastructure and drive our operational efficiencies across our company. Our failure to successfully implement these initiatives, or the failure of such initiatives to result in improved profit margins, could have a material adverse effect on our liquidity, financial position, and results of operations.


We expect an increase in consulting and audit fees related to the impact of our Sarbanes-Oxley internal control certification efforts, with which we are required to be in compliance by December 31, 2006.


In December 2004, the Financial Accounting Standards Board (the "FASB") issued its final standard on accounting for share-based payments, SFAS 123R (Revised
2004), "Share-Based Payments" ("SFAS 123R"). SFAS 123R requires companies to expense the fair value of employee stock options and other similar awards, effective for interim and annual periods beginning on or after December 15, 2005. Accordingly, we have not yet determined the impact on our consolidated financial statements of adopting SFAS 123R.

DEBT STRUCTURE


In September 2004, we issued $6.1 million of convertible debentures in which the basis of conversion into our common stock is $0.50 per share, which includes warrants to purchase an additional 3.05 million shares of common stock at $1.00 per share which was subsequently adjusted to $0.85 on April 21, 2005, in accordance with the terms of the warrants previously issued by ESW on September 15, 2004. The debentures are for a term of three (3) years and earn interest at the rate of 4% per annum. We have computed the fair-value of the warrants utilizing the Black-Scholes method and apportioned the fair value of the debt and warrants accordingly. As a result, the debentures were discounted by $528,000, which is being amortized over the three (3) year life of the debentures. The effective yield on the debenture is 4.38%.


The principal of this debenture is payable in U.S. currency or, at our option, in shares of our common stock, par value $0.001 per share (the "Common Stock"), at $.50 per share. At our option, interest on the debenture will be payable in cash or shares of common stock under a conversion formulas as provided in the debenture.


ESW's ability to service its indebtedness in cash will depend on its future performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors. Certain of these factors are beyond ESW's control. ESW believes that, based upon its current business plan, it will be able to meet its debt service obligations when due. Significant assumptions underlie this belief, including, among other things, that ESW will be successful in implementing its business strategy and that there will be no material adverse developments in its business, liquidity or capital requirements. If ESW cannot generate sufficient cash flow from operations to service its indebtedness and to meet its other obligations and commitments, ESW might be required to refinance its debt or to dispose of assets to obtain funds for such purpose. There is no assurance that refinancing or asset dispositions could be effected on a timely basis or on satisfactory terms, if at all, or raise funds through asset sales, sales of equity or otherwise, its ability to pay principal of, and interest on, its debt would be impaired. On such circumstance, ESW would have to issue shares of its common stock as repayment of this debt which would be of a dilutive nature to its present shareholders.


NEW ACCOUNTING PRONOUNCEMENTS.


In May 2005, the FASB issued SFAS 154, which replaces APB Opinion No. 20, "Accounting Changes," and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements." The statement applies to all voluntary changes in accounting principle and changes resulting from adoption of a new accounting pronouncement that does not specify transition requirements. SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle should be recognized in the period of the accounting change. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 with early implementation permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this statement is issued. SFAS 154 is effective for us beginning January 1, 2006 and will be applied when applicable.


In December 2004, FASB Statement No.123 (revised), "Share-based Payment" was issued. This Statement requires an entity to recognize the grant-date fair value of stock options and other equity-based compensation issued to employees in the income statement. FASB 123 (revised) eliminates the ability to account for share-based compensation transactions using the intrinsic value method in APB Opinion No.25. The Company will as required adopt as of the first interim or annual reporting period that begins after December 15th, 2005, FASB Statement 123, "Accounting for Stock-based Compensation" as amended by FASB Statement 148, "Accounting for Stock-based Compensation Transition and Disclosure". The adoption of the provisions of SFAS No.148 did not have a material impact on the Company's consolidated financial statements, and the Company modified its disclosures in its quarterly reports commencing with the quarter ended March, 2003 as provided for in that standard.


FOREIGN CURRENCY TRANSACTIONS


None of ESW's revenues during the six month period ended June 30, 2005 were derived from manufacturing operations in Canada. The results of operations and the financial position of ESW's operations in Canada is principally measured in Canadian currency and translated into U.S. dollars. The future effects of foreign currency fluctuations between U.S. dollars and Canadian dollars will be somewhat mitigated by the fact that expenses will be generally incurred in the same currency in which revenues will be generated. The future reported income of our Canadian subsidiary will be higher or lower depending on a weakening or strengthening of the U.S. dollar against the Canadian currency.

A portion of ESW's assets at June 30, 2005 are based in its foreign operation and are translated into U.S. dollars at foreign currency exchange rates in effect as of the end of each period, Accordingly, ESW's consolidated stockholders' investment will fluctuate depending upon the weakening or strengthening of the U.S. dollar against the Canadian currency.


ESW's strategy for management of currency risk relies primarily upon conducting its operations in the countries' respective currency and ESW may, from time to time, engage in hedging intended to reduce ESW's exposure to currency fluctuations. At June 30, 2005, ESW had no outstanding forward exchange contracts.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Name                          Position                    Date Elected/Appointed
----                          --------                    ----------------------

Nitin Amersey                 Chairman                        January 2003

David J. Johnson              Director, President and         September 2000
                              Chief Executive Officer

Stan Kolaric                  Director, Chief                 June 2005
                              Operating Officer

Bengt G. Odner                Director                        September 2000

Joey Schwartz                 Director, Chief                 June 2005
                              Financial Officer
                              and Corporate
                              Secretary


NITIN M. AMERSEY, age 53, has over thirty years of experience in international trade, marketing and corporate management. Mr. Amersey was elected as a director in November 2002 and was appointed interim Chairman of the Board in May 2004 and subsequently was appointed Chairman of the Board in December 2004. Mr. Amersey has served as a member of our board since January 2003. He has successfully developed and implemented corporate strategic and financial plans for a wide variety of companies. Since 1978, Mr. Amersey has been President of Scothalls Limited, a general trading agency firm. Mr. Amersey has served as President of Circle Tex Corp., a web site development and management firm since 2001. From 1988 to 2000, he was Chairman and CEO of The Caribbean Sea Island Cotton Company Ltd. He is also a partner of Amersey Damoder, a raw cotton merchant firm, located in Bombay, India. Mr. Amersey is also Chairman of Door to Door Settlement Services Inc., a real estate notary firm. Mr. Amersey is Chairman and CEO of Ugomedia Interactive Corp., an Over the Counter Bulletin Board company. Mr. Amersey has a Masters of Business Administration degree from the University of Rochester, Rochester, N. Y. and a Bachelor of Science in Business from Miami University, Oxford, Ohio.


DAVID J. JOHNSON, age 43, served as our Chief Operating Officer from August 2000 through November 2001 and served as Senior Vice President of Sales and Marketing from November 2001 until May 2004. Mr. Johnson was elected as a director in September 2000. In addition to serving as a director, On May 1, 2004 he was appointed as the Interim Chief Executive Officer and president and was subsequently appointed President, CEO, and acting Chief Financial Officer in December 2004. From 1989 to 1999, Mr. Johnson was a strategy and marketing consultant to National Warehousing, Inc. Toronto, Ontario. Mr. Johnson attended Tollgate Tech. Secondary, Mohawk Collage and Devry Institute of Technologies.


STAN KOLARIC, age 58, was appointed as Chief Operating Officer effective May 23, 2005. Prior to that Mr. Kolaric served as a consultant to ESWW and it's wholly owned subsidiary ESW Canada Inc. since September 2004. Over the past thirty years, Mr. Kolaric has worked with BIC Incorporated as the Engineering Manager for North America from 1972 to 1984, Sommerville Belkin Group (currently Cascade Inc.) as their Engineering-Operation Manager from 1984 to 1996 and Thermo Tech Technologies (TTRIF) as Vice-President of Engineering 1996 to 1997. Mr. Kolaric successfully managed many key projects from the design and development stage through construction and manufacturing, including design and start up of a new facilities in Mexico City for BIC Inc. Mr. Kolaric's also managed the relocation and setup of a new 350,000 sq. ft. production facility for Sommerville Belkin in Mississauga Ontario and was responsible for designing Thermo Tech Technologies, "Thermo Master Plan", equipment and systems which recycled organic waste into commercial products. Since 1997 Mr. Kolaric has consulted with various companies. He currently is a director of IBL Structural Steel, Inc. Mr. Kolaric graduated from the University of Ljubljana with Master Degree of Science and Mechanics.

BENGT G. ODNER, age 53, has served as a director since September 2000. He served as our Chairman from September 2000 through October 2002. Mr. Odner has also served as our Chief Executive Officer from August 1999 to September 2000 and as interim Chief Executive Officer from February 2002 to July 2002. Mr. Odner was a director of Crystal Fund Ltd., a Bermuda mutual fund, and was a director of Crystal Fund Managers, Ltd. from 1996 until January 2003. From 1990 through 1995, Mr. Odner was the Chairman of Altus Nord AB, a property holding company specializing in Scandinavian properties and a wholly owned subsidiary of Credit Lyonais Bank Paris. Mr. Odner holds a masters degree in Business Administration from Babson College.


JOEY SCHWARTZ, age 45, has 23 years experience in financial management, business strategy development and marketing. Mr. Schwartz was appointed as Chief Financial Officer effective May 23, 2005. Prior to that Mr. Schwartz has served in various consulting positions involving organizational development, corporate compliance, legal affairs and finance for ESW and it's wholly owned subsidiary ESW Canada, Inc. Mr. Schwartz served as a Senior Vice President of ESW Canada, and Chief Financial Officer, during various periods from February 2001 to February 2003 and currently from September 2004 where he directed all financial affairs of our subsidiary including financial planning, tax, treasury and risk management. Prior to his association with ESW and its subsidiary, Mr. Schwartz consulted for several companies in different industries including Identicam Systems Canada Ltd., which was recently acquired under the GE Infrastructure security group of companies. He was President and strategic partner of Empereau Manufacturing, for over 18 years, a manufacturing company supplying products to the commercial specification and construction industry as well as government procurement. Mr. Schwartz graduated on the dean's honor roll from York University where he received a Bachelor of Arts Degree in Economics and Mathematics.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation for each of the last three (3) fiscal years earned by the Chief Executive Officer and each of the most highly compensated executive officers (the "Named Executives").

                                                                       Long Term Compensation
                                            Annual Compensation                         Awards

--------------------- ------------- ------------ ------------ ------------- ------------ ------------- -------------
 Name and principal       Year        Salary        Bonus        Other         Stock      Securities    Underlying
      position                          ($)          ($)         annual      award(s)    Options/SARs   Securities
                                                              compensation      ($)          (#)         Options
                                                                  ($)
--------------------- ------------- ------------ ------------ ------------- ------------ ------------- -------------
 David Johnson (1)        2004       $150,000      $3,125       $17,538                                  600,000
  Director, Chief         2003        $72,000
 Executive Officer,       2002        $72,000                                                            150,000
   President and
    Acting Chief
 Financial Officer
--------------------- ------------- ------------ ------------ ------------- ------------ ------------- -------------

--------------------- ------------- ------------ ------------ ------------- ------------ ------------- -------------
Robert R. Marino (2)      2004       $150,000      $3,125        $7,325                                  150,000
                          2003        $75,000                     $300                                   150,000
                          2002        $75,000
--------------------- ------------- ------------ ------------ ------------- ------------ ------------- -------------

--------------------- ------------- ------------ ------------ ------------- ------------ ------------- -------------
  Bengt Odner (3)         2004                                                                           850,000
                          2003                                                                            50,000
                          2002
--------------------- ------------- ------------ ------------ ------------- ------------ ------------- -------------



(1) Mr. Johnson initially received consulting fees. He subsequently became a full time employee of the Company's wholly owned subsidiary, ESW Canada, Inc. and was paid at the annual rate of $72,000. He also received options for 150,000 shares from the Company's 2002 Stock Option Plan ratified in August 2003 with a per share exercise price of $0.27 (fair market value at the date of grant). The options expire ten years from the date of issuance and vest over three years. In 2001 Mr. Johnson received 350,000 options at a per share exercise price of $0.50 of which 100,000 lapsed. In August 2004, Mr. Johnson also received options for 600,000 shares with a per share exercise price of $0.50 (fair-market value on the date of grant). The options expire five years from issuance.



                                       26



(2) Prior to becoming a member of the Company's Board of Directors and an Executive Officer, Mr. Marino had been issued certain restricted shares of common stock and options from the Company in connection with the sale of certain assets acquired by the Company. In January 2001, Mr. Marino received a total of 1,000,000 restricted shares of common stock. Additionally, he was granted 500,000 contingent options exercisable at $0.01 per share that have been exercised. Prior to 2002, Mr. Marino served as a consultant to the Company under a consulting agreement, which provided for annual compensation of $75,000 and allowed Mr. Marino to acquire 500,000 shares of common stock at $0.01 per share. In fiscal 2002, Mr. Marino became a full time employee of the Company's subsidiary, ESW America, Inc. and continues to be paid compensation at the current rate of $150,000 per annum. Mr. Marino also received options for 150,000 shares from the Company's 2002 Stock Option Plan ratified in August 2003 with a per share exercise price of $0.27 (fair market value at the date of grant). The options expire ten years from the date of issuance and vest over three years. In August 2004, Mr. Marino was granted options for 150,000 shares with a per share exercise price of $0.50. (fair-market value on the date of grant). The options expire five years from issuance. Mr. Marino elected not to stand for re-election to the Company's Board of Directors at the Company's annual meeting held June 23, 2005. Concurrent with the annual meeting, Mr. Marino resigned his position as an executive officer of the Company. Mr. Marino does not have any disputes or disagreements with the Company and its business practices or policy.


(3) Mr. Odner, a prior consultant and officer and current Director of the Company previously received reimbursement ranging from $6,000 to $8,500 monthly for verified expenses incurred on behalf of the Company. He also was granted options for 50,000 shares from the Company's 2002 Stock Option Plan ratified in August 2003 with a per share exercise price of $0.27 (fair market value at the date of grant). The options expire ten years from the date of issuance and vest over three years. In August 2004, Mr. Odner was granted options for 850,000 shares of common stock with a per share exercise price of $0.50. (fair-market value on the date of grant). The options expire five years from issuance.


The foregoing table does not include the Company's former Chief Executive Officer and President Mr. John Donohoe who resigned from his position as Chief Executive Officer, President, Interim Chief Financial Officer and as a member of the Company's Board of Directors on April 30, 2004. Upon Mr. Donohoe's resignation, any options that he was not vested in lapsed. Mr. Donohoe resigned from his positions without any dispute or disagreement with the Company and its business practices or policies. Mr Donohoe received compensation of $75,240 in 2004. He entered into an employment contract with the Company as of September 10, 2003; which, in addition to salary and bonus, provided for the issuance of 2,000,000 stock options with an exercise price of $0.66 (110% of the fair-market value on the date of grant) and vested 1/3 on the effective date, 1/3 on the first anniversary of the effective date of the agreement and the balance on the second anniversary with said options expiring five years from the date of award, and 500,000 incentive stock options with an exercise price of $0.66 which vest only upon the Company achieving two consecutive quarters of at least $50,000 pre-tax profit during the term of the agreement. Mr. Donohue also was granted options for 150,000 shares from the Company's 2002 Stock Option Plan with an exercise price of $0.27. The options granted under the Company's 2002 Stock Option Plan expire ten years from the date of issuance and vest over three years. Of the preceding options, only 666,667 options exercisable at $0.66 are currently vested, the balance have lapsed or have been cancelled with the resignation of Mr. Donohoe. In addition, in May, 2004, the Company awarded 50,000 options to Mr. Donohoe to purchase 50,000 shares of common stock at $0.45 per share (fair market value on the date of grant) for consulting services subsequent to his resignation.


EMPLOYMENT AGREEMENTS


Effective September 10, 2003, the Company entered into Employment Agreements with Robert R. Marino, Vice President and Technical Director of Research and Development and David J. Johnson, Senior Vice President of Sales and Business Development of the Company for a period of two (2) years and twenty (20) days from the effective date. Messrs. Marino and Johnson were paid a base salary of $150,000 in accordance with the Company's payroll practices. Additionally, Messrs. Marino and Johnson are entitled to a vehicle allowance of $6,000 annually. Mr. Johnson was appointed interim President and Chief Executive Officer in May 2004, and was subsequently appointed President, Chief Executive Officer, and acting Chief Financial Officer in December 2004.


APPOINTMENT/ RESIGNATION OF OFFICERS AND DIRECTORS


Effective the close of business April 30, 2004, John A. Donohoe, Jr. resigned from his position as Chief Executive Officer, President, Interim Chief Financial Officer and as a member of the Company's Board of Directors to pursue other business opportunities. Mr. Donohoe resigned from his positions without any dispute or disagreement with the Company and its business practices or policies.

On May 3, 2004 the Company appointed David J. Johnson as its Interim President and Chief Executive Officer and Nitin M. Amersey as its Interim Chairman of its Board of Directors. Both appointments were effective May 1, 2004. Subsequently in December 2004, Mr. Johnson was appointed President, Chief Executive Officer and acting Chief Financial Officer and Mr. Amersey was appointed Chairman of the Board.


On July 12, 2004 Messrs. Barry Gross and William Sifer tendered their resignations from the Board of Directors. Neither Mr. Gross nor Mr. Sifer had any disputes or disagreements with the Company and its business practices or policies.


On May 23, 2005 Mr. Joey Schwartz was appointed Chief Financial Officer of the Company and Mr. Stan Kolaric was appointed Chief Operating Officer of the Company.

Mr. Robert Marino elected not to stand for election as a member at the annual meeting of shareholders on June 23, 2005. Concurrent with the annual meeting, Mr. Marino resigned as an executive officer of ESW without dispute or disagreement with the Company and its business practices.


OPTION GRANTS DURING FISCAL 2004


In May, 2004, the Company awarded 50,000 options to its former Chairman, President and Chief Executive Officer to purchase 50,000 shares of common stock at $0.45 per share (fair market value on the date of grant) for consulting services subsequent to his resignation as a director and executive officer of the Company.


In August 2004 the board of directors approved the aggregate award of 1,750,000 stock options to two (2) executive officer/directors and two (2) outside directors. The options had immediate vesting with an exercise price of $0.50 per share (fair market value on date of grant) and expire five years from the date of grant.


OPTION/SAR GRANTS IN LAST FISCAL YEAR

--------------------------------------------------------------------------------------
       NAME           NUMBER OF     PERCENT OF TOTAL    EXERCISE OR    EXPIRATION DATE
                     SECURITIES      OPTIONS/SAR'S      BASE PRICE
                     UNDERLIYING       GRANTED TO         ($/SH)
                    OPTIONS/SAR'S     EMPLOYEES IN
                     GRANTED (#)      FISCAL YEAR
-----------------------------------------------------------------------------------
David J. Johnson       600,000           22.64%            $0.50       August 11, 2009
Robert R. Marino       150,000            5.66%            $0.50       August 11, 2009
Bengt Odner            850,000           32.07%            $0.50       August 11, 2009
Nitin Amersey          150,000            5.66%            $0.50       August 11, 2009
John Donohoe*           50,000            1.88%            $0.50       August 20, 2009
--------------------------------------------------------------------------------------


* Denotes options granted to Mr. Donohoe as a consultant following his resignation as an officer and director.


OPTION EXERCISES AND HOLDINGS


The following table sets forth information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to each of the named directors and executives:


Aggregate Option Exercises In Last Fiscal Year And Fiscal Year End Option Values

                                                      NUMBER OF                        VALUE OF
                  AQUIRED      VALUE                   SHARES                          UNEXERCISED
                   ON         REALIZED                UNDERLYING                      IN-THE-MONEY
                 EXERCISE                               OPTIONS                          OPTIONS
                    #             $                AT DECEMBER 31, 2004              AT DECEMBER 31, 2004 (1)
                                                 EXERCISABLE/UNEXERCISIBLE         EXERCISABLE/UNEXERCISIBLE
----------------------------------------------------------------------------------------------------------------
EXERCISABLE/ UNEXERCISABLE
--------------------------
David Johnson       --            --            900,000            100,000            $ 9,500            $19,000
Bengt Odner         --            --            866,667             33,332            $ 3,166            $ 6,333
Nitin Amersey       --            --            166,667             33,332            $ 3,166            $ 6,333
Robert Marino       --            --            200,000            100,000            $ 9,500            $19,000
William Sifer*      --            --             50,000               --              $ 9,500               --
Barry Gross*        --            --             50,000               --              $ 9,500               --
John Donohoe*       --            --            716,667               --              $   500               --



* DENOTES A FORMER DIRECTOR OR EXECUTIVE OFFICER WHO RESIGNED DURING
FISCAL YEAR 2004


(1) Calculated by multiplying the number of shares underlying options by the difference between the closing price of the Common Stock as quoted on the Over-The-Counter Bulletin Board on December 31, 2004 and the exercise price of the options.


REMUNERATION OF NON-MANAGEMENT DIRECTORS


The Company does not presently compensate its directors for their attendance at meetings of the Board of Directors, however, non-management directors are reimbursed for verifiable expenses incurred during the course of service to the board and/or Company provided said expenses are approved by the Company.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth, to the best knowledge of the Company, as of September 30, 2005, certain information with respect to (1) beneficial owners of more than five percent (5%) of the outstanding common stock of the Company, (2) beneficial ownership of shares of the Company's common stock by each director and named executive, (3) beneficial ownership of shares of common stock of the Company by all directors and officers as a group.


Unless otherwise noted, all shares are beneficially owned and the sole voting and investment power is held by the persons/entities indicated.


Based upon the aggregate of all shares of common stock issued and outstanding as of September 30, 2005 in addition to shares issuable upon exercise of options or warrants currently exercisable or becoming exercisable within 60 days and which are held by the individuals named on the table.


                                    SHARES OF                 TOTAL             % OF
                                     COMMON     OPTIONS/     BENEFICIAL      COMMON STOCK
NAME OF BENEFICIAL OWNER             STOCK       OTHER       OWNERSHIP(1)     OUTSTANDING
---------------------------------------------------------------------------------------------------

Nitin M. Amersey, Chairman         375,000     183,333(2)      558,333          1.02%
 335 Connie Crescent
 Concord, ON L4K 5R2

David Johnson, Director               --       950,000(3)      950,000          1.71%
 335 Connie Crescent
 Concord, ON L4K 5R2

Bengt Odner, Director            3,451,470   4,596,568       8,048,038(4)      13.56%
 335 Connie Crescent
 Concord, ON L4K 5R2

Joey Schwartz,                      10,000     400,000(14)     410,000          0.81%
Chief Financial Officer and
Director
 335 Connie Crescent
 Concord, ON L4K 5R2

Stan Kolaric                        20,000     150,000(15)     170,000          0.34%
Chief Operation Officer and
Director
 335 Connie Crescent
 Concord, ON L4K 5R2

Black Family 1997 Trust (5)      1,500,000   5,000,000(13)   6,500,000         11.8%
 1301 Avenue of the Americas
 New York, NY 10019

Leon D. Black (6)                  150,000   7,900,000       8,050,000         13.2%
 1301 Avenue of the Americas
 New York, NY 10019

Leon D. Black Trust UAD (8)        517,648     333,823(7)      851,470
                                                                                1.6%
 11/30/92 FBO Alexander Black
 1301 Avenue of the Americas
 New York, NY 10019

Leon D. Black Trust UAD (9)        517,648     333,823(7)      851,470          1.6%
 11/30/92 FBO Benjamin Black
 1301 Avenue of the Americas
 New York, NY 10019

Leon D. Black Trust UAD (10)       517,648     333,823(7)      851,470          1.6%
 11/30/92 FBO Joshua Black
 1301 Avenue of the Americas
 New York, NY 10019

Leon D. Black Trust UAD (11)       517,648     333,823(7)      851,470          1.6%
 11/30/92 FBO Victoria Black
 1301 Avenue of the Americas
 New York, NY 10019

Robert C. Fanch(12)              2,867,646   3,768,235       6,635,881         11.34%

All current directors and        3,856,470   6,279,901      10,136,371         16.61%
 executive officers as a group
(five persons)

(1) On the basis of 54,754,254 shares of common stock outstanding, plus, in the case of any person deemed to own shares of common stock as a result of owning options, warrants, or rights to purchase common stock exercisable within 60 days of September 30, 2005.



                                       30


(2) Includes options to purchase 33,333 shares of common stock at $0.27 per share expiring August 6, 2013 and options to purchase 150,000 shares of common stock at $0.50 per share expiring August 11, 2009.

(3) Includes 250,000 options exercisable at $0.50, which expire May 1, 2006.
Also includes options to purchase 100,000 shares of common stock at $0.27 per share expiring August 6, 2013. Also includes options to purchase 600,000 shares of common stock at $0.50 per share expiring August 11, 2009

(4) Mr. Bengt George Odner is a director of AB Odnia and the Company. Includes
2,025,000 shares of common stock, 2,500,000 shares of common stock underlying a convertible debenture and 625,000 shares of common stock underlying warrants directly beneficially owned by AB Odnia. Also includes: (i) 1,426,470 shares of common stock; (ii) 883,333 shares of common stock underlying options and (iii)
588,235 shares of common stock underlying warrants owned directly by Bengt
George Odner a director of AB Odnia as well as of Environmental Solutions
Worldwide, Inc.

(5) Includes shares and warrants owned by Leon D. Black, Leon D. Black Trust UAD
11/30/92 FBO Alexander Black, Leon D. Black Trust UAD 11/30/92 FBO Benjamin
Black, Leon D. Black Trust UAD 11/30/92 FBO Joshua Black and Leon D. Black Trust
UAD 11/30/92 FBO Victoria Black for which beneficial ownership is disclaimed.

(6) Includes shares and warrants owned by Black Family 1997 Trust, Leon D. Black
Trust UAD 11/30/92 FBO Alexander Black, Leon D. Black Trust UAD 11/30/92 FBO
Benjamin Black, Leon D. Black Trust UAD 11/30/92 FBO Joshua Black and Leon D.
Black Trust UAD 11/30/92 FBO Victoria Black which the beneficial ownership is disclaimed.

(7) Warrants to purchase 333,823 shares of common stock.

(8) Excludes shares and warrants owned by Black Family 1997 Trust, Leon D.
Black, Leon D. Black Trust UAD 11/30/92 FBO Benjamin Black, Leon D. Black Trust
UAD 11/30/92 FBO Joshua Black and Leon D. Black Trust UAD 11/30/92 FBO Victoria
Black for which beneficial ownership is disclaimed.

(9) Excludes shares and warrants owned by Black Family 1997 Trust, Leon D.
Black, Leon D. Black Trust UAD 11/30/92 FBO Alexander Black, Leon D. Black Trust
UAD 11/30/92 FBO Joshua Black and Leon D. Black Trust UAD 11/30/92 FBO Victoria
Black for which beneficial ownership is disclaimed.

(10) Excludes shares and warrants owned by Black Family 1997 Trust, Leon D.
Black, Leon D. Black Trust UAD 11/30/92 FBO Alexander Black, Leon D. Black Trust
UAD 11/30/92 FBO Benjamin Black, Leon D. Black Trust UAD 11/30/92 FBO Victoria
Black for which beneficial ownership is disclaimed.

(11) Excludes shares and warrants owned by Black Family 1997 Trust, Leon D.
Black, Leon D. Black Trust UAD 11/30/92 FBO Alexander Black, Leon D. Black Trust
UAD 11/30/92 FBO Benjamin Black and Leon D. Black Trust UAD 11/30/92 FBO Joshua
Black for which beneficial ownership is disclaimed.

(12) Includes (i) 750,000 shares of Common Stock beneficially owned by Robert C.
Fanch., (ii) 2,117,646 shares of Common Stock directly beneficially owned by Robert C. Fanch Revocable Trust ("Trust"), a trust of which Robert C. Fanch is the trustee and beneficiary, (iii) 1,768,235 shares of Common Stock issuable upon the exercise of warrants directly beneficially owned by Trust and(iv)
2,000,000 shares of Common Stock issuable upon conversion of convertible debentures directly beneficially owned by the Trust.

(13) Includes 1,000,000 shares of Common Stock issuable upon the exercise of warrants, and 4,000,000 shares of Common Stock issuable upon conversion of convertible debentures.

(14) Includes 250,000 options exercisable at $0.50, which expire May 4, 2006 and
150,000 options exercisable at $0.50 which expire December 1, 2009.

(15) Includes 150,000 options exercisable at $0.50 which expire December 1,
2009.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Mr. John A. Donohoe, Jr., the Company's former Chairman, Chief Executive Officer, and President, is the owner of JADCO Enterprises, Inc., a personal holding company. JADCO, in turn, owns Sterling Limousine and Sterling Specialties, which have provided services to the Company during fiscal years 2003 and 2004 During the fiscal years ended December 31, 2003 and 2004, the Company paid $29,288 and $8,741 respectively to JADCO for office and secretarial services and $4,124 and $400 respectively to Sterling Limousine for transportation services provided on behalf of the Company.


Mr. Bengt G. Odner a member of the Company's Board of Directors was a director of Crystal Fund Ltd. a Bermuda Mutual Fund until his resignation in January 2003. Crystal Fund holds 625,000 shares of the Company's common stock. Additionally, Mr. Odner, as an outside Director, receives reimbursement for expenses incurred on behalf of the Company. Mr. Odner has disclaimed any beneficial ownership to the shares held by Crystal Fund Ltd.


In August 2004 the Company issued a $1.25 million unsecured subordinated promissory note to AB Odnia, an entity that is affiliated with Mr. Odner, a director of the Company. AB Odnia subsequently exchanged its unsecured subordinated promissory note to a $1.25 million convertible debenture, in September 2004 as a part of the $6.1 million in convertible debentures issued by the Company.


As a part of the Company's Unit Private Placement in November, 2002, Mr. Robert
R. Marino, a director at the time, converted $35,000 in monies owed him into units under the placement whereby each unit had a subscription price of $0.17 with each unit comprised of one share of common stock and one warrant to purchase a one half a share of common stock at $0.15. Warrants under the Unit Placement are exercisable in even lots at an aggregate exercise price for two Warrants of $0.30 for one share of common stock. Warrants are exercisable for a three-year period and have been extended to April 27, 2006.


In October 2002, Mr. Odner, a current director of the Company and Mr. Donohoe a former officer and director, converted certain loans and advances, specifically $204,000 and $200,000 respectively made by them to the Company into units under the Company's 2002 Unit Private Placement whereby each unit had a subscription price of $0.17 and each unit is comprised of one share of common stock and one warrant to purchase a one half share of common stock at $0.15. Warrants under the Unit Placement are exercisable in even lots at an aggregate exercise price for two Warrants of $0.30 for one share of common stock. Warrants are exercisable for a three-year period. Effective October 3, 2005, the Company extended the expiry date from October 3, 2005 to April 27, 2006.

Also in October 2002, Mr. Barry Gross and Mr. William Sifer, who subsequently were elected to the Board and assumed membership on the Company's Board from January 2003 through July, 2004, purchased 220,588 and 236,000 units under the Company's Unit Private Placement, respectively at the unit subscription price of $0.17. They received shares and 220,588 and 236,000 warrants respectively to purchase a one half share of common stock at $0.15. Warrants under the Unit Placement are exercisable in even lots at an aggregate exercise price for two Warrants of $0.30 for one share of common stock. Warrants are exercisable for a three-year period. Effective October 3, 2005, the Company extended the expiry date for 220,588 warrants from October 3, 2005 to April 27, 2006.


Mr. Amersey the Company's Chairman of the Board is the owner of Langford Business Services LLC, a company that is party to a sales representative agreement dated March 15, 2002, with the Company's wholly owned subsidiary, ESW Canada, Inc. whereby Langford and its subagent, Hudson Engineering Industries Pvt. Ltd. (Bombay), also owned by Mr. Amersey and his family, serve as ESW Canada's exclusive representative in India for the sale and after sale support of certain products of the Company in India. To date, no sales transactions have taken place under the agreement between ESW Canada and Langford.


                            DESCRIPTION OF SECURITIES

Common Stock

We have 125,000,000 shares of common stock $.001 par value authorized. Each holder of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and, as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore.

In the event of a liquidation, dissolution or winding up of the company, holders of our common stock would be entitled to share ratably in all assets remaining after payment of liabilities and the satisfaction of any liquidation preference of any then outstanding series of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

As of September 30, 2005, there were 54,754,254 shares of common stock outstanding held by 276 shareholders of record and approximately 4500 additional shareholders in street name. 13,008,821 shares which are subject to this registration statement are already included in the shares of common stock that are issued and outstanding, as of September 30, 2005.

      COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              PLAN OF DISTRIBUTION

ESW is registering the shares of common stock on behalf of the selling security holders. A selling security holder may sell its shares from time to time by any method permitted by the Securities Act of 1933. Each selling security holder will act independently of ESW in making decisions with respect to the timing, manner and size of each sale.

The shares of our common stock covered by this prospectus will be sold, if at all, by each of the selling security holders named herein or their respective pledges, donees, transferees or other successors in interest and not by us.

Each selling security holder may sell the shares of common stock covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

     o in the over-the-counter market or on a national securities exchange (any of which may include crosses and block transactions);

     o    in privately-negotiated transactions;

     o through broker dealers, who may act as agents or principals, including through ordinary brokerage transactions and transactions in which broker solicits purchasers;

     o in a block trade in which a broker-dealer will attempt to sell a block of shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o through one or more underwriters, dealers and agents, on a firm commitment or best effort basis, who may receive compensation in the form of underwriting discounts, concessions or omissions from a seller and/or the purchasers of the shares for whom they may act as agent;

     o    through exchange distributions in accordance with applicable rules;

     o    directly to one or more purchasers;

     o    through agents;

     o through option transactions, forward contracts, equity swaps or other derivative transactions relating to the securities;

     o    to cover permissible short sales made of the securities;

     o    in any combination of the above; and

     o    in any other lawful manner.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by a selling security holder may arrange for other broker-dealers to participate in a resale.

Certain shares may also be sold pursuant to Rule 144. The selling security holder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling security holders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling security holders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling security holders cannot assure that all or any of the shares offered in this Prospectus will be issued to, or sold by, the selling security holders. The selling security holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this Prospectus, may be deemed "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts.

As noted above, the selling security holders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling security holders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If the selling security holders enter into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

Each selling security holder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, a selling security holder. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited form simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We will not receive any of the proceeds from the sale of these shares of common stock, although we have paid the expenses of preparing this prospectus and the related registration

We have agreed to indemnify certain selling security holder, and its transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments a selling security holder and its respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.


                              SELLING STOCKHOLDERS

The number of shares set forth in the table for the selling security holders represents the number of shares of common stock to be offered by each selling security holder, assuming that all warrants and options are exercised, and debentures are converted. The actual exercise price of warrants may be subject to adjustment (See Risk Factors). The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon exercise of related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933, as amended.

The applicable percentage of ownership listed below is based on 54,754,254 shares of common stock outstanding as of September 30, 2005.

                                         Common Stock     Common Stock to be Sold   Common Stock Beneficially Owned
                                      Beneficially Owned                                    After Offering*
                                      Prior to Offering
               Holder                       Number             Number                     Number           Percent
AB Odnia                                         5,221,429        3,196,429 (1)                 2,025,000       3.50%
Anthony C. Naso                                    100,000          100,000 (2)                       -0-         -0-
Arthur Sagoskin                                     44,118           44,118 (3)                       -0-         -0-
Arthur V. Conover, III                              15,000           15,000 (4)                       -0-         -0-
Arvind Peehal                                       15,000           15,000 (5)                       -0-         -0-
Barry Gross                                        110,294          110,294 (6)                       -0-         -0-
Bengt G. Odner                                   2,864,705        2,614,705 (7)                   250,000       0.44%
Black Family 1997 Trust                          6,614,286        6,614,286 (8)                       -0-         -0-
David J. Johnson                                   600,000          600,000 (9)                       -0-         -0-
Duane Gulick                                     1,364,705          100,000 (10)                1,264,705       2.30%
Ernie L. Green                                     150,000          150,000 (11)                      -0-         -0-
Financial Trust Company Inc.                     4,052,941        4,052,941 (12)                      -0-         -0-
Frank Haas                                         324,750          250,000 (13)                   74,750       0.14%
Jack T. and Judith E. Pottle Trust                 895,428          558,370 (14)                  337,058       0.61%
Joseph Baratta                                      15,000           15,000 (15)                      -0-         -0-
Joe Marino                                          25,000           25,000 (16)                      -0-         -0-
John A. Donohoe, Jr.                             1,316,667        1,316,667 (17)                      -0-         -0-




                                       34

John J Hannan                                    1,278,571        1,278,571 (18)                      -0-         -0-
Leon D. Black                                    1,578,571        1,578,571 (19)                      -0-         -0-
Leon D. Black Trust UAD 11/30/92                   851,471          851,471 (20)                      -0-         -0-
FBO Alexander Black
Leon D. Black Trust UAD 11/30/92                   851,471          851,471 (20)                      -0-         -0-
FBO Benjamin Black
Leon D. Black Trust UAD 11/30/92                   851,471          851,471 (20)                      -0-         -0-
FBO Joshua Black
Leon D. Black Trust UAD 11/30/92                   851,471          851,471 (20)                      -0-         -0-
FBO Victoria Black
Linda Smith                                        100,000          100,000 (21)                      -0-         -0-
LMWW Cust. FBO John S. Newsome                     255,714          255,714 (22)                      -0-         -0-
Traditional IRA
Louis E. Edmondson, Trust Dated                  2,026,470        2,026,470 (23)                      -0-         -0-
July 26th 2000
Louis E. Edmondson                               2,550,488          153,429 (24)                2,397,059       4.37%
Michael J. Doyle                                   477,286          102,286 (25)                  375,000       0.68%
Nitin M. Amersey                                   525,000          150,000 (26)                  375,000       0.68%
Rae Cowan                                          344,118          344,118 (27)                      -0-         -0-
Richard Ressler                                  1,278,571        1,278,571 (28)                      -0-         -0-
Robert C. Fanch                                    750,000          750,000 (29)                      -0-         -0-
Robert C. Fanch Revocable Trust                  5,943,024        5,943,024 (30)                      -0-         -0-
Robert J. and Linda M. Smith                       450,000          450,000 (31)                      -0-         -0-
Robert R. Marino                                 1,358,823        1,358,823 (32)                      -0-         -0-
Sheldon Sagoskin                                    29,412           29,412 (33)                      -0-         -0-
Teena D'Alessio                                     15,000           15,000 (34)                      -0-         -0-
Tom Ferello                                         15,000           15,000 (34)                      -0-         -0-


* Assumes the exercise of all warrants, options and /or convertible debentures, and the sale of all shares offered by the selling security holder.

(1) Includes 2,500,000 shares of common stock underlying a $1,250,000 convertible debenture. The Debenture is for a term of three (3) years and issued as of September 13, 2004 and is convertible into shares of the Company's common stock at the option of the holder by dividing the principal amount of the Debenture to be converted by $0.50. Also includes 625,000 shares of common stock underlying 625,000 warrants issued in connection with the September 2004 PIPE. Each warrant is exercisable for one (1) share of common stock at $0.85 per share. These warrants expire on September 13, 2007. Also includes 71,429 shares of common stock being issued for interest earned on a Debenture and a good faith estimate of 142,858 additional shares that may be issued for interest earned on the debenture.

(2) Includes 100,000 shares of common stock subscribed to in the Company's 2002 unit private placement. These shares may be eligible for resale by selling security holder pursuant to Rule 144 of the Securities Act.

(3) Includes 44,118 shares of common stock underlying 88,235 warrants. Two warrants are exercisable at the aggregate price of $0.30 for one (1) share of common stock. Warrants are only exercisable in even lots. These warrants expire on April 27, 2006.

(4) Includes 15,000 options to purchase 15,000 shares of common stock at $0.50 per share expiring August 11, 2007.

(5) Includes 15,000 options to purchase 15,000 shares of common stock at $0.50 per share expiring August 11, 2007.

(6) Includes 110,294 shares of common stock underlying 220,588 warrants. Two warrants are exercisable at the aggregate price of $0.30 for one (1) share of common stock. Warrants are only exercisable in even lots. These warrants expire on April 27, 2006.



                                       35


(7) Includes 1,176,470 shares of common stock subscribed to in the Company's 2002 unit private placement. These shares may be eligible for resale by selling security holder pursuant to Rule 144 of the Securities Act. Also includes 588,235 shares of common stock underlying 1,176,470 warrants. Two warrants are exercisable at the aggregate price of $0.30 for one (1) share of common stock. Warrants are only exercisable in even lots. These warrants expire on April 27, 2006. Also includes 850,000 options to purchase 850,000 shares of common stock at $0.50 per share expiring August 11, 2009.

(8) Includes 1,500,000 shares of common stock subscribed to at $0.40 per share in the Company's 2001 private placement. Shares may be eligible for resale by selling security holder pursuant to Rule 144 of the Securities Act. Also includes 4,000,000 shares of common stock underlying a $2,000,000 convertible debenture. The Debenture is for a term of three (3) years and issued as of September 13, 2004 and is convertible into shares of the Company's common stock at the option of the holder by dividing the principal amount of the Debenture to be converted by $0.50. Also includes 1,000,000 shares of common stock underlying 1,000,000 warrants issued in connection with the September 2004 PIPE. Each warrant is exercisable for one (1) share of common stock at $0.85 per share. These warrants expire on September 13, 2007. Also includes 114,286 shares of common stock being issued for interest earned on a Debenture and a good faith estimate of 228,572 additional shares that may be issued for interest earned on the debenture.

(9) Includes 600,000 options to purchase 600,000 shares of common stock at $0.50 per share expiring August 11, 2009.

(10) Includes 132,353 shares of common stock underlying 264,705 warrants. Two warrants are exercisable at the aggregate price of $0.30 for one (1) share of common stock. Warrants are only exercisable in even lots. These warrants expire on April 27, 2006. Also includes 100,000 options to purchase 100,000 shares of common stock at $0.50 per share expiring August 11, 2007.

(11) Includes 150,000 shares of common stock subscribed to in the Company's 2002 unit private placement. These shares may be eligible for resale by selling security holder pursuant to Rule 144 of the Securities Act.

(12) Includes 2,352,941 shares of common stock, issued in connection with the spring 2005 PIPE. Also includes 1,300,000 shares of common stock underlying 1,300,000 warrants exercisable at $0.90 per share, includes 200,000 shares of common stock underlying 200,000 warrants at $2.00 per share and includes 200,000 shares of common stock underlying 200,000 warrants at $3.00 per share, issued in connection with the Spring 2005 PIPE. Each warrant is exercisable for one (1) share of common stock. These warrants expire on April 21, 2008.

(13) Includes 250,000 options to purchase 250,000 shares of common stock at $0.50 per share expiring August 11, 2007.

(14) Includes 73,529 shares of common stock underlying 147,058 warrants. Two warrants are exercisable at the aggregate price of $0.30 for one (1) share of common stock. Warrants are only exercisable in even lots. These warrants expire on April 27, 2006. Also includes 300,000 shares of common stock underlying a $150,000 convertible debenture. The Debenture is for a term of three (3) years and issued as of September 13, 2004 and is convertible into shares of the Company's common stock at the option of the holder by dividing the principal amount of the Debenture to be converted by $0.50. Also includes 75,000 shares of common stock underlying 75,000 warrants issued in connection with the September 2004 PIPE. Each warrant is exercisable for one (1) share of common stock at $0.85 per share. These warrants expire on September 13, 2007. Also includes 8,571 shares of common stock being issued for interest earned on a Debenture and a good faith estimate of 17,142 additional shares that may be issued for interest earned on the debenture. Also includes 58,824 shares of common stock, issued in connection with the spring 2005 PIPE. Also includes 32,500 shares of common stock underlying 32,500 warrants exercisable at $0.90 per share, includes 5,000 shares of common stock underlying 5,000 warrants at $2.00 per share and includes 5,000 shares of common stock underlying 5,000 warrants at $3.00 per share, issued in connection with the Spring 2005 PIPE. Each warrant is exercisable for one (1) share of common stock. These warrants expire on July 5, 2008.

(15) Includes 15,000 options to purchase 15,000 shares of common stock at $0.50 per share expiring August 11, 2007.

(16) Includes 25,000 options to purchase 25,000 shares of common stock at $0.50 per share expiring August 11, 2007.

(17) Includes 600,000 shares of common stock underlying 1,200,000 warrants. Two warrants are exercisable at the aggregate price of $0.30 for one (1) share of common stock. Warrants are only exercisable in even lots. These warrants expire on April 27, 2006. Also includes 666,667 options to purchase 666,667 shares of common stock at $0.66 per share expiring September 10, 2008. Also includes 50,000 options to purchase 50,000 shares of common stock at $0.45 per share expiring April 20, 2009.

(18) Includes 1,000,000 shares of common stock underlying a $500,000 convertible debenture. The Debenture is for a term of three (3) years and issued as of September 13, 2004 and is convertible into shares of the Company's common stock at the option of the holder by dividing the principal amount of the Debenture to be converted by $0.50. Also includes 250,000 shares of common stock underlying 250,000 warrants issued in connection with the September 2004 PIPE. Each warrant is exercisable for one (1) share of common stock at $0.85 per share. These warrants expire on September 13, 2007. Also includes 28,571 shares of common stock being issued for interest earned on a Debenture and a good faith estimate of 57,142 additional shares that may be issued for interest earned on the debenture.



                                       36


(19) Includes 150,000 shares of common stock subscribed to in the Company's October 10, 2000 unit private placement. Shares may be eligible for resale by selling security holder pursuant to Rule 144 of the Securities Act. Also includes 150,000 shares of common stock underlying warrants issued October 10, 2000, in the Company's unit private placement. These warrants are currently exercisable at $0.17 per warrant share and expire April 27, 2006. Also includes 1,000,000 shares of common stock underlying a $500,000 convertible debenture. The Debenture is for a term of three (3) years and issued as of September 13, 2004 and is convertible into shares of the Company's common stock at the option of the holder by dividing the principal amount of the Debenture to be converted by $0.50. Also includes 250,000 shares of common stock underlying 250,000 warrants issued in connection with the September 2004 PIPE. Each warrant is exercisable for one (1) share of common stock at $0.85 per share. These warrants expire on September 13, 2007. Also includes 28,571 shares of common stock being issued for interest earned on a Debenture and a good faith estimate of 57,142 additional shares that may be issued for interest earned on the debenture.

(20) Includes 150,000 shares of common stock subscribed to in the Company's October 10, 2000 unit private placement. Shares may be eligible for resale by selling security holder pursuant to Rule 144 of the Securities Act. Also includes 150,000 shares of common stock underlying warrants issued October 10, 2000, in the Company's unit private placement. These warrants are currently exercisable at $0.17 per warrant share and expire April 27, 2006. Also includes 367,647 shares of common stock subscribed to in the Company's 2002 unit private placement. These shares may be eligible for resale by selling security holder pursuant to Rule 144 of the Securities Act. Also includes 183,824 shares of common stock underlying 367,647 warrants. Two warrants are exercisable at the aggregate price of $0.30 for one (1) share of common stock. Warrants are only exercisable in even lots. These warrants expire on April 27, 2006.

(21) Includes 100,000 options to purchase 100,000 shares of common stock at $0.50 per share expiring August 11, 2007.

(22) Includes 200,000 shares of common stock underlying a $100,000 convertible debenture. The Debenture is for a term of three (3) years and issued as of September 13, 2004 and is convertible into shares of the Company's common stock at the option of the holder by dividing the principal amount of the Debenture to be converted by $0.50. Also includes 50,000 shares of common stock underlying 50,000 warrants issued in connection with the September 2004 PIPE. Each warrant is exercisable for one (1) share of common stock at $0.85 per share. These warrants expire on September 13, 2007. Also includes 5,714 shares of common stock being issued for interest earned on a Debenture and a good faith estimate of 11,428 additional shares that may be issued for interest earned on the debenture.

(23) Includes 1,176,470 shares of common stock, issued in connection with the spring 2005 PIPE. Also Includes 650,000 shares of common stock underlying 650,000 warrants exercisable at $0.90 per share, includes 100,000 shares of common stock underlying 100,000 warrants at $2.00 per share and includes 100,000 shares of common stock underlying 100,000 warrants at $3.00 per share, issued in connection with the Spring 2005 PIPE. Each warrant is exercisable for one (1) share of common stock. These warrants expire on July 5, 2008.

(24) Includes 120,000 shares of common stock underlying a $60,000 convertible debenture. The Debenture is for a term of three (3) years and issued as of September 13, 2004 and is convertible into shares of the Company's common stock at the option of the holder by dividing the principal amount of the Debenture to be converted by $0.50. Also includes 30,000 shares of common stock underlying 30,000 warrants issued in connection with the September 2004 PIPE. Each warrant is exercisable for one (1) share of common stock at $0.85 per share. These warrants expire on September 13, 2007. Also includes 3,429 shares of common stock being issued for interest earned on a Debenture and a good faith estimate of 6,858 additional shares that may be issued for interest earned on the debenture.

(25) Includes 80,000 shares of common stock underlying a $40,000 convertible debenture. The Debenture is for a term of three (3) years and issued as of September 13, 2004 and is convertible into shares of the Company's common stock at the option of the holder by dividing the principal amount of the Debenture to be converted by $0.50. Also includes 20,000 shares of common stock underlying 20,000 warrants issued in connection with the September 2004 PIPE. Each warrant is exercisable for one (1) share of common stock at $0.85 per share. These warrants expire on September 13, 2007. Also includes 2,286 shares of common stock being issued for interest earned on a Debenture and a good faith estimate of 4,572 additional shares that may be issued for interest earned on the debenture.

(26) Includes 150,000 options to purchase 150,000 shares of common stock at $0.50 per share expiring August 11, 2009.

(27) Includes 344,118 shares of common stock underlying 688,235 warrants. Two warrants are exercisable at the aggregate price of $0.30 for one (1) share of common stock. Warrants are only exercisable in even lots. These warrants expire on March 31, 2006.

(28) Includes 1,000,000 shares of common stock underlying a $500,000 convertible debenture. The Debenture is for a term of three (3) years and issued as of September 13, 2004 and is convertible into shares of the Company's common stock at the option of the holder by dividing the principal amount of the Debenture to be converted by $0.50. Also includes 250,000 shares of common stock underlying 250,000 warrants issued in connection with the September 2004 PIPE. Each warrant is exercisable for one (1) share of common stock at $0.85 per share. These warrants expire on September 13, 2007. Also includes 28,571 shares of common stock being issued for interest earned on a Debenture and a good faith estimate of 57,142 additional shares that may be issued for interest earned on the debenture.



                                       37


(29) Includes 750,000 shares of common stock subscribed to at $0.40 per share in the Company's 2001 private placement. Shares may be eligible for resale by selling security holder pursuant to Rule 144 of the Securities Act.

(30) Includes 1,176,470 shares of common stock subscribed to in the Company's 2002 unit private placement. These shares may be eligible for resale by selling security holder pursuant to Rule 144 of the Securities Act. Also includes 588,235 shares of common stock underlying 1,176,470 warrants. Two warrants are exercisable at the aggregate price of $0.30 for one (1) share of common stock. Warrants are only exercisable in even lots. These warrants expire on April 27, 2006. Also includes 2,000,000 shares of common stock underlying a $1,000,000 convertible debenture. The Debenture is for a term of three (3) years and issued as of September 13, 2004 and is convertible into shares of the Company's common stock at the option of the holder by dividing the principal amount of the Debenture to be converted by $0.50. Also includes 500,000 shares of common stock underlying 500,000 warrants issued in connection with the September 2004 PIPE. Each warrant is exercisable for one (1) share of common stock at $0.85 per share. These warrants expire on September 13, 2007. Also includes 57,143 shares of common stock being issued for interest earned on a Debenture and a good faith estimate of 114,286 additional shares that may be issued for interest earned on the debenture. Also includes 941,176 shares of common stock, issued in connection with the spring 2005 PIPE. Also includes 520,000 shares of common stock underlying 520,000 warrants exercisable at $0.90 per share, includes 80,000 shares of common stock underlying 80,000 warrants at $2.00 per share and includes 80,000 shares of common stock underlying 80,000 warrants at $3.00 per share, issued in connection with the Spring 2005 PIPE. Each warrant is exercisable for one (1) share of common stock. These warrants expire on July 5, 2008.

(31) Includes 300,000 shares of common stock subscribed to in the Company's 2002 unit private placement. These shares may be eligible for resale by selling security holder pursuant to Rule 144 of the Securities Act. Also includes 150,000 shares of common stock underlying 150,000 warrants. Two warrants are exercisable at the aggregate price of $0.30 for one (1) share of common stock. Warrants are only exercisable in even lots. These warrants expire on April 27, 2006.

(32) Includes 900,000 shares of common stock and also includes 205,882 shares of common stock subscribed to in the Company's 2002 unit private placement. All these shares may be eligible for resale by selling security holder pursuant to Rule 144 of the Securities Act. Also includes 102,941 shares of common stock underlying 205,882 warrants. Two warrants are exercisable at the aggregate price of $0.30 for one (1) share of common stock. Warrants are only exercisable in even lots. These warrants expire on April 27, 2006. Also includes 150,000 options to purchase 150,000 shares of common stock at $0.50 per share expiring August 11, 2009.

(33) Includes 29,412 shares of common stock underlying 58,824 warrants. Two warrants are exercisable at the aggregate price of $0.30 for one (1) share of common stock. Warrants are only exercisable in even lots. These warrants expire on April 27, 2006.

(34) Includes 15,000 options to purchase 15,000 shares of common stock at $0.50 per share expiring August 11, 2007.

SUBSEQUENT  EVENT

On November 7, 2005, we elected to issue shares of our common stock as payment of interest earned on our 4% convertible debentures issued in September 2004. A total of 348,571 shares of common stock were issued to 10 debenture holders per the debentures.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE


On October 20, 2004, our former certified accountants, Goldstein and Morris Certified Public Accountants, P.C. resigned as they advised us that they no longer had the resources available to service the company. Goldstein and Morris was previously appointed as our certifying accountants on February 5, 2001. Goldstein and Morris' reports on the financial statements for our fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles except as previously disclosed in our 10-KSB reports for our fiscal years ended December 31, 2003 and 2002 which included the following statement:

         "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and lacks a sufficient source of revenue, which raises substantial doubts about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

During the period in which Goldstein and Morris audited our financial statements and the interim period in which Goldstein and Morris served as our certifying accountants, there were no disagreement(s) with Goldstein and Morris on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Goldstein and Morris, would have caused Goldstein and Morris to make reference to the subject matter of such disagreement(s) in connection with its audit report.

On November 5, 2004, our Board of Directors engaged Mintz & Partners LLP to audit our consolidated financial statements. During the two most recent fiscal years and through November 5, 2004, we had not consulted with Mintz regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided that was an important factor considered in our reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was either the subject of a disagreement.



                                  LEGAL MATTERS

The validity of the issuance of the shares being offered hereby will be passed upon for us by Baratta & Goldstein, New York, New York. A portion of the shares being registered herein are being issued to ESW's attorney in such law firm for services provided to ESW.


                                     EXPERTS

The consolidated financial statements and schedule of Environmental Solutions Worldwide, Inc. and subsidiaries as of December 31, 2004, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Mintz and Partners, Chartered Accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The auditor for the Company's 2002 and 2003 financial statements have not permitted use of their report in the Company's registration statement. The Company's prior auditors resigned effective October 20, 2004 as the firm advised that it was no longer able to service our needs as a public company. The resignation was not sought or recommended by our audit committee or our Board of Directors. We subsequently learned that our prior auditors were no longer an active operating entity engaged in the practice of public accounting and auditing work. Due to our prior auditor's resignation and discontinuation of its public practice, investors and shareholders of our common stock may have limited recourse against our prior auditors in the event of any claims associated with prior work performed on our behalf. (See Risk Factors).



                       WHERE YOU CAN FIND MORE INFORMATION


We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933, relating to the shares of our common stock being offered by this prospectus. For further information pertaining to our common stock and the shares of common stock being offering by this prospectus, reference is made to such registration statement. This prospectus constitutes the prospectus we filed as a part of the registration statement and it does not contain all information in the registration statement, certain portions of which have been omitted in accordance with the rules and regulations of the SEC.

In addition, we are subject to the informational requirements of the Securities Exchange Act of 1934, and, in accordance with such requirements, we file reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters.

Reports and proxy and information statements filed under Section 14(a) and 14(c) of the Securities Exchange Act of 1934 and other information filed with the SEC as well as copies of the registration statement can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 100 F Street, N.E. Washington, D.C. 20549, and at the SEC's Midwest Regional Offices at 500 West Madison Street, Chicago, Illinois 60606. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference room. Such material may also be obtained electronically by visiting the SEC's web site on the Internet at http://www.sec.gov. Our common stock is traded on the Over the Counter Bulletin Board under the symbol "ESWW."

TRANSFER AGENT AND REGISTRAR


The transfer agent and registrar for our common stock is Heritage Trust Company, 1320-4 King St. West, Toronto, Ontario M5H-1B6 Canada.

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm                     F 2

Consolidated Balance Sheet -- December 31, 2004                             F 3

Consolidated Statements of Operations -- Years Ended December 31, 2004
and 2003                                                                    F 4

Consolidated Statements of Stockholders' Equity -- Years Ended
December 31, 2004 and 2003                                                  F 5

Consolidated Statements of Cash Flows -- Years Ended December 2004
and 2003                                                                    F 6

Notes to Consolidated Financial Statements                             F 7--F 16

Consolidated Condensed Balance Sheet -- June 30, 2005 (unaudited)           F 17

Consolidated Condensed Statements of Operations for the Three Months
Ended and Six Months Ended June 30, 2005 and 2004 (unaudited)               F 18

Consolidated Condensed Statements of Stockholders' Equity for the
Six Month Period Ended June 30, 2005 (unaudited)                            F 19

Consolidated Condensed Statements of Cash Flows for the Six Month
Period Ended June 30, 2005 and 2004 (unaudited)                             F 20

Notes to Condensed Consolidated Financial Statements (unaudited)      F 21--F 28


                                       F1

 Mintz & Partners LLP
 ----------------------
Chartered Accountants






                   - INDEPENDENT REGISTERED AUDITORS' REPORT -


To The Shareholders Of
Environmental Solutions Worldwide, Inc.





We have audited the consolidated balance sheet of Environmental Solutions Worldwide, Inc. as at December 31, 2004 and the consolidated statements of operations, stockholders' equity and cash flow for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Environmental Solutions Worldwide, Inc. as of December 31, 2003, and for the year then ended were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements in their report dated February 26, 2004.


We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of Environmental Solutions Worldwide, Inc as at December 31, 2004 and the results of its operations and the cash flow for the year then ended in conformity with generally accepted accounting principles in the United States of America.





Toronto, Ontario                                        /s/ MINTZ & PARTNERS LLP
February 25, 2005                                       ------------------------
                                                        CHARTERED ACCOUNTANTS















                                       F2


                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
                           CONSOLIDATED BALANCE SHEET
                             As at December 31, 2004



  ASSETS

Current Assets
      Cash and cash equivalents (Note 4)                                       $ 4,633,013
      Accounts receivable  (Note 2)                                                331,604
      Inventory (Note 5)                                                           376,678
      Prepaid expenses                                                             282,355
                                                                               -----------

           Total current assets                                                  5,623,650


Property, Plant and equipment (Note 6)                                             688,761

Patents and trademarks, net of accumulated
      amortization of $859,745                                                   1,289,617
                                                                               -----------

                                                                               $ 7,602,028
                                                                               ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current Liabilities
      Accounts payable and accrued liabilities                                   $ 373,875

      Redeemable Class A special shares (Note 7)                                   453,900
                                                                               -----------

           Total current liabilities                                               827,775
                                                                               -----------

Convertible Debentures ( Note 8)                                                 5,624,197

Stockholders' Equity
      Common stock, $0.001 par value, 100,000,000
           shares authorized; 50,224,843 shares
           issued and outstanding                                                   50,224
      Additional paid-in capital                                                12,661,114
      Accumulated deficit                                                      (11,561,282)
                                                                               -----------

           Total stockholders' equity                                            1,150,056

                                                                               $ 7,602,028
                                                                               ===========



         See accompanying notes to the consolidated financial statements



                                       F3


                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS




FOR THE YEARS ENDED DECEMBER 31                                   2004                 2003
                                                         ------------------  -------------------
Revenue
      Net sales                                                $ 1,906,704          $ 1,739,715

Cost of sales                                                    1,166,653              853,098
                                                         ------------------  -------------------

Gross profit                                                       740,051              886,617
                                                         ------------------  -------------------

Operating expenses
      Marketing, office & general costs                          1,308,788              918,407
      Officers' compensation and directors fees                    394,178              222,000
      Consulting and professional fees                             365,715              202,118
      Interest on long term debt                                    72,364                    -
      Foreign exchange gain                                        (24,128)             (19,174)
      Depreciation and amortization                                344,447              333,364
                                                         ------------------  -------------------

                                                                 2,461,364            1,656,715
                                                         ------------------  -------------------

Net loss                                                      $ (1,721,313)          $ (770,098)
                                                         ==================  ===================



Loss per share                                                    $ (0.034)            $ (0.016)
                                                         ==================  ===================


Weighted average number of shares outstanding                   49,978,095           48,854,089
                                                         ==================  ===================








         See accompanying notes to the consolidated financial statements


                                       F4




                                              ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
                                     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                           FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



                                                            Common Stock             Additional      Accumulated
                                                       Shares          Amount     Paid-In Capital      Deficit           Total

January 1, 2003                                      47,352,194        47,351       11,635,080       (9,069,871)       2,612,560

Net loss                                                                                               (770,098)        (770,098)

Exercise of warrants                                    544,354           544             (544)                                -

Proceeds from third traunch of private placement      1,452,942         1,453          245,547                           247,000
                                                   -------------  ------------   --------------    -------------   --------------


December 31, 2003                                    49,349,490        49,348       11,880,083       (9,839,969)       2,089,462

Net loss                                                 -             -               -             (1,721,313)      (1,721,313)

Common stock issued from exercise of warrants           875,353           876          261,731          -                262,607

Fair value of warrants on convertible debentures                                       528,000                           528,000
      net of amortization

Write-off options receivable                                                           (37,500)                          (37,500)

Options issued for services rendered                                                    28,800                            28,800
                                                   -------------  ------------   --------------    -------------   --------------


December 31, 2004                                    50,224,843        50,224       12,661,114      (11,561,282)       1,150,056
                                                   =============  ============   ==============    =============   ==============








         See accompanying notes to the consolidated financial statements



                                       F5



                              ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 FOR THE YEARS ENDED DECEMBER 31,

                                                                       2004                2003
                                                               ---------------     ----------------

Net loss                                                          $(1,721,313)          $ (770,098)

Adjustments to reconcile net loss to net cash
      used in operating activities:
         Depreciation                                                 129,847              118,795
         Amortization                                                 214,599              214,569
         Provision for uncollectable accounts                          15,504                    -
         Amortization of debenture warrant fair value                  52,197                    -
         Options issued for services provided                          28,800                    -
Increase (decrease) in cash flows form operating
      activities resulting from changes in:
         Accounts receivable                                           24,832              289,964
         Option receivable                                            (37,500)                   -
         Inventory                                                   (117,707)            (103,351)
         Prepaid expenses                                            (267,736)              (5,425)
         Other assets                                                  39,982                    -
         Accounts payable & accrued liabilities                       162,266               30,852

                                                               ---------------     ----------------

Net cash used in operating activities                              (1,476,229)            (224,694)
                                                               ---------------     ----------------

Investing activities:
         Acquisition of property plant and equipment                 (355,807)             (30,971)
         Increase in patents and trademarks                                 -              (15,233)
                                                               ---------------     ----------------

Net cash used in investing activities                                (355,807)             (46,204)
                                                               ---------------     ----------------

Financing activities:
         Issuance of common stock                                     262,607              247,000
         Issuance of convertible debenture                          6,100,000                    -
                                                               ---------------     ----------------

Net cash provided by financing activities                           6,362,607              247,000

Effect of exchange rate change on cash                                 15,556
                                                               ---------------     ----------------

Net increase (decrease) in cash                                     4,546,127              (23,898)

Cash & cash equivalents, beginning of year                             86,886              110,784
                                                               ---------------     ----------------


Cash & cash equivalents, end of year                              $ 4,633,013             $ 86,886
                                                               ===============     ================


Supplemental disclosures:
   Non cash investing and financing activities
      Exercise of warrants                                                $ -                $ 544
                                                               ===============     ================

Interest received                                                    $ 24,704                $ 673
                                                               ===============     ================




         See accompanying notes to the consolidated financial statements


                                       F6

NOTE 1 - NATURE OF BUSINESS AND BASIS OF PRESENTATION

The Company develops, manufactures and sells environmental technology solutions, and is currently focused on the international automotive, transportation and utility engine industries. It manufactures and markets a line of catalytic control products including a boutique line of finished products, proprietary catalytic converter substrates and catalytic conversion technologies for a number of applications as well as providing engine testing and certification services.

The accompanying consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, ESW America, Inc., ESW Technologies, Inc., ESW Canada, Inc. and BBL Technologies, Inc. All significant inter-company transactions are eliminated.

ESTIMATES

The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reported period. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

The Company's cash balances, which are maintained in various banks, are insured up to $100,000 for each bank by the Federal Deposit Insurance Corporation. The balances at times may exceed these limits.

Accounts Receivable and Concentrations of Credit Risk: The Company performs on-going credit evaluations of its customer's financial condition and generally does not require collateral from those customers. Four of those customers accounted for 30%, 17%, 12% and 11%, respectively of the Company's revenue in Fiscal 2004 and 62%, 9%, 5% and 2%, respectively of its accounts receivable as of December 31, 2004.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated credit risk by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is estimated and recorded based on management's assessment of the credit history with the customer and current relationships with them. On this basis management has determined that a reserve of $15,504 was appropriate as of December 31, 2004 and that no allowance for doubtful accounts was required as of December 31, 2003.

INVENTORIES

Inventories are stated at the lower of cost (first-in first-out) or market. Inventories are periodically reviewed for use and obsolescence, and adjusted as necessary.



                                       F7

PROPERTY PLANT AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation of property and equipment is computed on a straight-line basis over the estimated useful lives of the assets, generally 5 to 7 years. Maintenance and repairs are charged to operations as incurred. Significant renewals and betterments are capitalized.

PATENTS AND TRADEMARKS

Patents and trademarks consist primarily of the costs incurred to acquire them from an independent third party. SFAS No. 142 requires intangible assets with a definite life be tested for impairment whenever events or circumstances indicate that a carrying amount of an asset (or asset group) may not be recoverable. An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated discounted cash flow used in determining the fair value of the asset.

Patents and trademarks are being amortized on a straight-line basis over their estimated life of ten years. Amortization expense for the years ended December 31, 2004 and 2003 were $214,599 and $214,569, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value amounts of cash and cash equivalents, prepaid expenses, accounts payable and accrued expenses approximate fair value because of the short maturity of these items.

REVENUE RECOGNITION

The Company derives revenue primarily from the sale of its catalytic products. In accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements", revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the amount is fixed and determinable, risk of ownership has passed to the customer and collection of the resulting receivable is reasonably assured.

The Company also derives revenue (less than 10% of total revenue) from providing air testing and environmental certification services. Revenues from these services are recognized upon performance.

EARNINGS (LOSS) PER COMMON SHARE

Basic Earnings (loss) per common share is computed by dividing the net income
(loss) by the weighted average number of common shares outstanding during the year. Common stock equivalents are excluded from the computation of diluted earnings (loss) per share when their effect is antidilutive. Therefore diluted loss per share has not been calculated for 2004.


INCOME TAXES

Income taxes are computed in accordance with the provisions of Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes" ("SFAS 109"), which requires, among other things, a liability approach to calculating deferred income taxes. SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns.

Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.




                                       F8

STOCK-BASED COMPENSATION

The Company accounts for common stock purchase options and warrants granted to non- employees pursuant to Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS No. 123) and Emerging Issues Task Force ("EITF") No. 96-18, "Accounting for Equity Instruments That Are issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." These standards require that the fair value of equity instruments, including options and warrants, be recognized in the financial statements.

FAS No. 123 permits a company to account for employee stock options under the method specified by the previous standard, Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees." Under APB No. 25, if the exercise price of fixed employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recorded. For such options, FAS No. 123 requires disclosure of, among other things, the fair value of options granted, the assumptions used in determining the fair value and the pro-forma effect on earnings as if the measurement provisions of FAS No. 123 had been applied.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company follows SFAS No. 144, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the assets' carrying amounts may not be recoverable.

In performing the review for recoverability, if future undiscounted cash flows (excluding interest charges) from the use and ultimate disposition of the assets are less than their carrying values, an impairment loss is recognized. No impairment loss has been required for the years ended December 31, 2004 and 2003.

NOTE 3 - RECENTLY ISSUED ACCOUNTING STANDARDS

In December 2004, FASB Statement No.123 (revised), "Share-based Payment" was issued. This Statement requires an entity to recognize the grant-date fair value of stock options and other equity-based compensation issued to employees in the income statement. FASB 123 (revised) eliminates the ability to account for share-based compensation transactions using the intrinsic value method in APB Opinion No.25. The Company will as required adopt as of the first interim or annual reporting period that begins after December 15th, 2005, FASB Statement 123, "Accounting for Stock-based Compensation" as amended by FASB Statement 148, "Accounting for Stock-based Compensation Transition and Disclosure". The adoption of the provisions of SFAS No.148 did not have a material impact on the Company's consolidated financial statements, and the Company modified its disclosures in its quarterly reports commencing with the quarter ended March, 2003 as provided for in that standard.

In December 2004, FASB Statement No.153, "Exchanges of Non-monetary Assets - An Amendment to APB Opinion No. 29" was issued. The Statement eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance - that is, transactions that are not expected to result in significant changes in the cash flows of the reporting entity. The requirements of FASB 153 do not have an effect on the Company's Consolidated Financial Statements.

In November 2004, FASB Statement No. 151, "Inventory Costs - An Amendment of ARB No.43, Chapter 4" was issued. The Statement clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. Additionally, allocation of fixed overheads to the costs of conversion should be based on the normal capacity of production facilities. The requirements of FASB 151 do not effect on the Company's Consolidated Financial Statements.





                                       F9

In July 2004, the Financial Accounting Standards Board's ("FASB") Emerging Issues Task Force ("EITF") reached a consensus on EITF No. 02-14, "Whether an Investor Should Apply the Equity Method of Accounting to Investments Other Than Common Stock". EITF 02-14 addresses circumstances in which companies acquire the right to significantly influence the operations of another entity without owning a voting interest in that entity. The Financial Accounting Standards Board at its July 16, 2004 meeting ratified EITF 02-14. The adoption of EITF 02-14 is not expected to have a material effect on our financial position or results of operations.

In April 2004, the Financial Accounting Standards Board's ("FASB") Emerging Issues Task Force ("EITF") reached a consensus on EITF No. 03-06, "Participating Securities and the Two-class Method Under FASB Statement No. 128, Earnings Per Share". EITF 03-06 addresses a number of questions regarding the computation of earnings per share by companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the company when, and if, it declares dividends on its common stock. The issue also provides further guidance in applying the two-class method of calculating earnings per share, clarifying what constitutes a participating security and how to apply the two-class method of computing earnings per share once it is determined that a security is participating, including how to allocate undisturbed earnings to such a security. EITF 03-06 is effective for fiscal periods beginning after March 31, 2004. The requirements of EITF 03-06 do not have an effect on the Company's Consolidated Financial Statements.

NOTE 4- CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and highly liquid investments purchased with an original or remaining maturity of three months or less at the date of purchase.


NOTE 5 - INVENTORY

Inventories as of December 31, 2004 are summarized as follows:



Raw materials          $  302,184
Work-In-Process            58,515
Finished goods             15,979
                     ------------
                       $  376,678
                     ============



NOTE 6 - PROPERTY, PLANT AND EQUIPMENT

Property and equipment at December 31, 2004 consists of the following:



                                              2004
                                      ------------
Machinery and equipment                $   874,627
Office equipment                            54,078
Furniture & fixtures                       159,508
Vehicles                                    12,015
Leasehold improvements                      56,070
                                      ------------

                                         1,156,298
Less: accumulated depreciation             467,537
                                      ------------

                                       $   688,761
                                       ===========




                                      F10

NOTE 7- REDEEMABLE CLASS A SPECIAL SHARES

                                           2004
                                           ----
700,000 Class A special shares          $ 453,900
Authorized, issued, and outstanding

The Class A special shares are issued by the Company's wholly-owned subsidiary BBL Technologies, Inc. ("BBL") without par value, and are redeemable on demand by the Holder of the shares which is a private Ontario Corporation at $700,000 CDN ($583,333 USD). As the Class A special shares were issued by the Company's wholly-owned subsidiary, BBL the maximum value upon which the Company is liable is the net assets of BBL which was ($1,159,387) for 2004.

NOTE 8- CONVERTIBLE DEBENTURES

In September 2004, the Company issued $6.1 million of convertible debentures in which the basis of conversion into the Company's common stock is $0.50 per share. In conjunction with the debentures, the Company issued warrants to purchase an additional 3.05 million shares of common stock at $1.00 per share. The debentures are for a term of three (3) years and earn interest at the rate of 4%. The Company has computed the fair-value of the warrants utilizing the Black-Scholes method and apportioned the fair value of the debt and warrants accordingly. As a result, the debentures were discounted by $528,000, which is being amortized over the three (3) year life of the debentures. The effective yield on the debenture is 4.38%.

NOTE 9 - INCOME TAXES

As of December 31, 2004, there are loss carryforwards for Federal income tax purposes of approximately $8,078,000 available to offset future taxable income in the United States. The carryforwards expire in various years through 2023. The Company does not expect to incur a Federal income tax liability in the foreseeable future. Accordingly, a valuation allowance for the full amount of the related deferred tax asset of approximately $2,900,000 has been established until realizations of the tax benefit from the loss carryforwards are assured.

Additionally, as of December 31, 2004, the Company's two wholly owned Canadian subsidiaries had net operating losses of approximately $1,549,000 that may be used, in future periods, to offset taxable income. The deferred tax asset of approximately $560,000 has been fully offset by a valuation allowance until realization of the tax benefit from the loss carryforwards are assured.

NOTE 10 - ISSUANCE OF COMMON STOCK

The Company received $210,106 from the exercise of 1,400,706 warrants to purchase 700,353 shares of common stock in March 2004, an additional $15,000 from the exercise of 100,000 warrants to purchase 50,000 shares in April 2004 and $37,500 from the exercise of 250,000 warrants to purchase 125,000 shares in July 2004. The warrants were issued as a part of the Unit Placements in 2002 and 2003 in which participants received one warrant for each unit purchased, that allows for the purchase of one-half share of common stock for each share of common stock purchased in the Unit Placement. Warrants can only be exercised in even lots for full shares for an exercise price of $0.30 per share.





                                      F11

NOTE 11 - STOCK OPTIONS AND WARRANT GRANTS

The Company adopted Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation" since its inception and adopted Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB No. 123", in December 2002. In conjunction with the adoption of these standards, the Company will continue to apply the intrinsic-value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" with pro forma disclosure of net income and earnings per share as if the fair-value based method prescribed by SFAS No. 123 had been applied. In general, no compensation cost related to the Company's non-qualified stock option plan is recognized as options are issued for no less than 85% of fair market value on date of grant.

In August 2003, the board of directors ratified the Compensation Committees granting of 650,000 options in the aggregate at an exercise price of $0.27 (fair-market-value on date of grant) per share to Directors and key employees as consideration for their service. The options expire ten years from the date of grant and vest over a three-year period. 150,000 of these options were granted to the former President and Chief Executive Officer who resigned on May 1, 2004. As a result, these 150,000 options have lapsed.

In November 2003, the board of directors ratified the employment contract of the then President and Chief Executive Officer, which included the granting of 2,000,000 options at an exercise price of $0.66 (110% of fair-market value on the date of grant) per share. The options expire five years from the date of grant and vest over a two-year period with one-third vesting immediately and thereafter on the first and second anniversary of the employment contract provided the contract is in force and effect. On April 30, 2004, the then Chairman, President and Chief Executive Officer resigned from the Company effective May 1, 2004. Consequently, all unvested options (1,333,334 of the 2,000,000) granted under the November 2003 contract lapsed and were cancelled. In addition, the Company awarded 50,000 options to its former Chairman, President and Chief Executive Officer to purchase 50,000 shares of common stock at $0.45 per share (fair market value on the date of grant) for consulting services subsequent to his resignation. The fair-market value for the 2,000,000 options (determined under the Black-Scholes method) was approximately $1,200,000 of which $500,000 was reflected as pro-forma compensation expense in the pro forma information presented for the year ended December 31, 2003. The $700,000 balance, which will no longer vest, is not reflected in the accompanying pro forma data.

In December 2003, the board of directors ratified the issuance of 25,000 options at an exercise price of $0.17 (fair-market value at the date of grant) and 85,000 options at an exercise price of $0.60 (fair-market value at the date of grant) to certain key employees during the year. These options expire three years from the date of grant.

In August 2004 the board of directors approved the aggregate award of 2,300,000 stock options to seven (7) employees, two (2) executive officer/directors two
(2) outside directors, and two (2) consultants. The options have immediate vesting with an exercise price of $0.50 per share with exercise periods ranging from three to five years from the date of award.

In December 2004, the Company issued 300,000 stock options to two employees at an exercise price of $0.50 per stock. These options expire five years from the date of grant.

Had compensation cost for the Company's stock options that were issued, been determined on the fair value at grant date consistent with the provisions of SFAS No. 123, the Company's net loss and loss per share would have been as follows:


                                      F12

                              PRO FORMA INFORMATION
                             YEAR ENDED DECEMBER 31,


                                            2004              2003
                                       -------------------------------
Net loss - as reported                 $(1,721,313)         $(770,098)
Deduct: Total stock-based
        compensation expense
        determined under fair
        value based method, net           (857,336)          (553,099)
                                       -------------------------------
Net loss - pro forma                   $(2,578,649)       $(1,323,197)
                                       ===============================
loss per share -
           as reported                 $    (0.034)         $  (0.016)
                                       ===============================
           pro forma                   $    (0.052)         $  (0.027)
                                       ===============================



SFAS No. 123 requires that the fair value of options and warrants issued to non-employees for goods and services be recorded in the financial statements as an expense.


A summary of option and warrant transactions, including those granted pursuant to the terms of certain employment and other agreements, is as follows:




                                           STOCK                WEIGHTED
                                          PURCHASE               AVERAGE
                                          OPTIONS             EXERCISE PRICE
                                      ----------------      ----------------

Outstanding, January 1, 2003              1,262,500               0.89
Granted                                   2,760,000                .58
Expired                                     (90,000)             (2.00)
                                          ---------               -----

Outstanding, December 31, 2003            3,932,500              $0.63
Granted                                   2,650,000              $0.50
Expired                                  (2,055,833)            ($0.72)
                                          ----------
Outstanding, December 31, 2004            4,526,667              $0.51


All of the options and warrants granted are exercisable on date of grant, except 500,000 options granted in August of 2003 that vest over a 3 year period. Of these 500,000 options, 233,334 are currently vested, 133,332 will vest in August 2005 and 133,334 will vest in August 2006.

At December 31, 2004, the outstanding options have a weighted average remaining life of 49.7 months.

The weighted average fair value of options granted during 2004 and 2003 was $0.31 and $0.29 respectively and was estimated using the Black-Scholes option-pricing model, and the following assumptions:




                                      F13

                                             2004              2003
                                           -------           -------
Expected volatility                        108.00%           199.20%
Risk-free interest Rate                      3.00%             3.25%
Expected life                              5.0 yrs          5.00 yrs
Dividend yield                               0.00%             0.00%
Forfeiture rate                              0.00%             0.00%



The Black-Scholes model used by the Company to calculate options and warrant values, as well as other currently accepted option valuation models, were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock purchase options and warrants. These models also require highly subjective assumptions, including future stock price volatility and expected time until exercise, which greatly affect the calculated values. Accordingly, management believes that this model does not necessarily provide a reliable single measure of the fair value of the Company' s stock options and warrants.

At December 31, 2004, the Company had outstanding options and warrants as follows:



NUMBER OF SHARES        EXERCISE PRICE      EXPIRATION DATE
----------------        --------------      ---------------
          25,000            0.17            February 12, 2006
         500,000            0.27            August 6, 2013
          50,000            0.45            April 20, 2009
         250,000            0.50            April 18, 2006
         250,000            0.50            May 4, 2006
         550,000            0.50            August 11, 2007
       1,750,000            0.50            August 11, 2009
         300,000            0.50            December 1, 2009
          50,000            0.52            November 23, 2005
          85,000            0.60            December 10, 2006
         666,667            0.66            September 10,2008
          50,000            1.50            March 1, 2005
 ---------------
       4,526,667



In addition, the Company has warrants outstanding as follows:

These warrants, issued in connection with various private placements of equity securities, are treated as a cost of capital and no income statement recognition is required.



NUMBER OF WARRANTS           EXERCISE PRICE               EXPIRATION DATE
------------------           --------------               -----------------
       750,000                    0.17    (A)             October 10, 2005
     2,107,355                    0.30    (B)             October 10, 2005
     1,047,058                    0.30    (B)             November 14, 2005
       344,118                    0.30    (B)             March 31, 2006
     3,050,000                    1.00    (C)             September 13, 2007
     ---------
     7,298,531



                                      F14

(A) Originally exercisable at $1.20 per share and repriced in September 2001 and subsequently in 2002

(A,B &C) Contain certain antidilutive protections.

During 2002, the Company, with shareholder approval terminated its 2000 Nonqualified Stock Option Plan, which was comprised of 10,000,000 shares of common stock (of which 6,035,000 shares had not been granted), and was replaced by the 2002 Stock Option Plan with 1,000,000 shares of common stock.

NOTE 12 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2004 and 2003, the Company paid shareholders and their affiliates $403,516 and $256,012, respectively for various services rendered including salary and any bonus. No one transaction or combination attributed to one individual or entity exceeded $60,000 on an annual basis; however, in August 2004 the Company issued a $1.25 Million unsecured subordinated promissory note to AB Odnia, an entity that is affiliated with Bengt Odner, a director of the Company. AB Odnia subsequently converted its unsecured subordinated promissory note to a $1.25 million convertible debenture, in September 2004 as a part of the $6.1 million in convertible debentures issued.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company has been advised that a statement of claim has been filed in the Ontario Superior Court of Justice against it purporting to be a class action on December 12,2003 in which, a current director and others alleging that it and other parties released and disseminated false and misleading statements about its business from on or about March 1999 through March 2000. The complaint seeks damages of $100,000,000 and punitive damage of $20,000,000. ESWW has not yet been served with the statement of claim and believes the claims to be without merit. If served, the Company intends to contest the claims vigorously.

In January 2002, an action was filed in Ontario, Canada against the Company for breach of an agreement claiming approximately $50,000 plus costs. ESWW is defending itself against this action. It is the determination of management that the final determination of this claim will not have a material effect on the financial position or operating results of the Company.

The Company has received a letter seeking Damages of $500,000 and an amount due of $192,000 per the terms of a consulting agreement. A legal action has been instituted against the Company, a current Director, and other unrelated parties. The Company considers this claim frivolous and intends to vigorously contest any claims related to this matter.

LEASES

The Company currently leases its office and factory located in Telford, Pennsylvania for $5,000 per month on a month-to-month basis. In addition, a wholly-owned subsidiary of the Company leases office space for its sales and marketing office located in Ontario, Canada for a monthly rent of $2,100 on a month-to-month basis.

Effective November 24, 2004, the Company's wholly owned subsidiary ESW America, Inc. entered into a lease agreement with Nappen & Associates for approximately 40,220 square feet of leasehold space at 2 Bethlehem Pike Industrial Center, Montgomery Township, Pennsylvania. The leasehold space is intended to house the Company's research and development facilities. The lease commenced on January 15, 2005 and expires January 31, 2010.



                                      F15

Effective December 20, 2004, the Company's wholly owned subsidiary ESW Canada, Inc. entered into an offer to Lease agreement with Dufcon Developments Inc. for approximately 50,000 square feet of leasehold space in Concord, Ontario Canada. The leasehold space is intended to house the Company's executive offices and a high volume manufacturing plant. It is anticipated that possession of the leasehold space will be in the second quarter of Fiscal year 2005, and the term of the lease will run for a period of 5 years from the commencement date.

The following breakdown is the total, of the minimum annual lease payments, for both leases.

2005     $342,079
2006     $433,569
2007     $433,569
2008     $440,585
2009     $444,093
2010     $102,784

NOTE 14 - COMPARATIVE FIGURES

Certain 2003 figures have been reclassified to conform to the financial statements adopted in 2004.










                                      F16




                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEET
                                 June 30, 2005
                                   (UNAUDITED)



ASSETS

Current assets
      Cash and cash equivalents (Note 4)                           $  3,834,004
      Accounts receivable - net of allowance of $12,116 (Note 2)        411,749
      Inventory (Note 5)                                                853,801
      Prepaid expenses                                                  313,711
                                                                   ------------

           Total current assets                                       5,413,265

Property, plant and equipment, net of accumulated
      depreciation of $558,982 (Note 6)                               2,349,805

Patents and trademarks, net of accumulated
      amortization of $967,334                                        1,185,289
                                                                   ------------

                                                                   $  8,948,359
                                                                   ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
      Accounts payable, accrued liabilities and
           customer deposits                                       $  1,063,275

      Redeemable Class A special shares (Note 7)                        453,900
                                                                   ------------

           Total current liabilities                                  1,517,175
                                                                   ------------

      Convertible debentures  (Note 8)                                5,712,197
                                                                   ------------


Stockholders Equity
      Common stock, $0.001 par value, 125,000,000
           shares authorized; 52,577,784 shares
           issued and outstanding                                        52,577
      Additional paid-in capital                                     14,658,761
      Accumulated deficit                                           (12,992,351)
                                                                   ------------

           Total stockholders' equity                                 1,718,987
                                                                   ------------

                                                                   $  8,948,359
                                                                   ============


   The accompanying notes are an integral part of these financial statements






                                      F17

                                      ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
                                  CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                  FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30,
                                                   (UNAUDITED)


                                                     SIX MONTHS ENDED JUNE 30,     THREE MONTHS ENDED JUNE 30,
                                                       2005           2004            2005             2004
                                                  ------------    ------------    ------------    ------------
Revenue
      Net sales                                   $  1,310,826    $    926,178    $    844,095    $    430,748

Cost of sales                                          744,151         524,846         493,258         246,489
                                                  ------------    ------------    ------------    ------------

Gross profit                                           566,675         401,332         350,837         184,259
                                                  ------------    ------------    ------------    ------------

Operating expenses
      Marketing, office & general costs              1,317,792         550,177         723,400         280,306
      Officers' compensation and directors fees        174,423         228,269         100,000          97,019
      Consulting and professional fees                 227,894         165,457         110,754          81,387
      Interest on long term debt                       122,000            --            61,000            --
      Foreign exchange loss (gain)                      (3,711)        (11,890)          5,196          (3,691)
      Depreciation and amortization                    199,035         167,662         101,445          83,681
                                                  ------------    ------------    ------------    ------------

                                                     2,037,433       1,099,675       1,101,795         538,702
                                                  ------------    ------------    ------------    ------------

Loss from operations                              $ (1,470,758)   $   (698,343)   $   (750,958)   $   (354,443)

Interest Income                                         39,689            --            23,807            --

Net Loss                                          $ (1,431,069)   $   (698,343)   $   (727,151)   $   (354,443)
                                                  ============    ============    ============    ============

Loss per share                                    $     (0.028)   $     (0.014)   $     (0.014)   $     (0.007)
                                                  ============    ============    ============    ============


Weighted average number of shares outstanding       51,147,820      49,738,685      52,060,654     50,097,096
                                                  ============    ============    ============    ============














    The accompanying notes are an integral part of these financial statements







                                      F18




                                         ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
                             CONSOLIDATED CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                      FOR THE SIX MONTH PERIOD ENDED JUNE 30,2005



                                                     COMMON STOCK               ADDITIONAL  ACCUMULATED
                                                SHARES           AMOUNT      PAID-IN CAPITAL   DEFICIT         TOTAL


January 1, 2005                                50,224,843    $     50,224    $ 12,661,114   $(11,561,282)   $  1,150,056

Net Loss                                             --              --              --       (1,431,069)     (1,431,069)

Proceeds from traunche of private placement     2,352,941           2,353       1,997,647           --         2,000,000
                                               -------------------------------------------------------------------------

June 30, 2005                                  52,577,784    $     52,577    $ 14,658,761   $(12,992,351)   $  1,718,987

                                               ========================================================================







         See accompanying notes to the consolidated financial statements





                                      F19



                               ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
                           CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                               FOR THE SIX MONTH PERIOD ENDED JUNE 30,
                                              (UNAUDITED)

                                                                  2005           2004
                                                              ------------   ------------

Net loss                                                      $(1,431,069)   $  (698,343)

Adjustments to reconcile net loss to net cash
      used in operating activities:
            Depreciation                                           91,445         60,400
            Amortization                                          107,590        107,262
            Provision for uncollectable accounts (recovery)        (3,389)         7,500
            Amortization of debenture warrant fair value           88,000           --
            Options issued for services provided                     --           22,000
Increase (decrease) in cash flows from operating
      activities resulting from changes in:
            Accounts receivable                                   (76,756)        75,456
            Inventory                                            (477,123)        17,850
            Prepaid expenses                                      (31,356)        (2,729)
            Other assets                                             --           12,251
            Accounts payable, accrued liabilities
            and Customer deposits                                 689,400        134,369

                                                              -----------    -----------

Net cash used in operating activities                          (1,043,258)      (263,984)
                                                              -----------    -----------

Investing activities:
            Acquisition of property, plant and equipment       (1,752,489)        (1,246)
            Increase in patents and trademarks                     (3,262)          --
                                                              -----------    -----------

Net cash used in investing activities                          (1,755,751)        (1,246)
                                                              -----------    -----------

Financing activities:
            Issuance of common stock                            2,000,000        225,107
                                                              -----------    -----------

Net cash provided by financing activities                       2,000,000        225,107
                                                              -----------    -----------

Net increase (decrease) in cash                                  (799,009)       (40,123)

Cash & cash equivalents, beginning of year                      4,633,013         86,886
                                                              -----------    -----------


Cash & cash equivalents, end of period                        $ 3,834,004    $    46,763
                                                              ===========    ===========


Supplemental disclosures:
      Interest received                                       $    39,689    $        --
                                                              ===========    ===========


    The accompanying notes are an integral part of these financial statements





                                      F20

NOTE 1 - NATURE OF BUSINESS AND BASIS OF PRESENTATION

The Company develops, manufactures and sells environmental technology solutions, and is currently focused on the international automotive, transportation and utility engine industries. It manufactures and markets a line of catalytic control products including a boutique line of finished products, proprietary catalytic converter substrates and catalytic conversion technologies for a number of applications as well as providing engine testing and certification services.

The accompanying consolidated condensed financial statements have been prepared without audit in conformity with U.S. generally accepted accounting principles. These statements should be read in conjunction with the financial statements and the notes thereto included in our Annual Report on Forms 10-KSB and 10-KSB/A (No. 1), as filed with the Securities and Exchange Commission for the year ended December 31, 2004.

Revenues and operating results for the six months ended June 30, 2005 are not necessarily indicative of the results to be expected for the full year.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

BASIS OF CONSOLIDATION

The Consolidated Condensed financial statements include the accounts of the Company and its wholly owned subsidiaries, ESW America, Inc., ESW Technologies, Inc., ESW Canada, Inc. and BBL Technologies, Inc. All significant inter-company transactions are eliminated.

ESTIMATES

The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reported period. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

Accounts Receivable and Concentrations of Credit Risk: The Company performs on-going credit evaluations of its customer's financial condition and generally does not require collateral from those customers. Three of those customers accounted for 42%, 21% and 13%, respectively of the Company's revenue in the six month period ended June 30, 2005 and 27%, 38% and 18%, respectively of its accounts receivable as of June 30, 2005.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated credit risk by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is estimated and recorded based on management's assessment of the credit history with the customer and current relationships with them. On this basis management has determined that a reserve of $12,116 was appropriate as of June 30, 2005 and that a $7,500 allowance for doubtful accounts was required as of June 30, 2004.



                                      F21

PATENTS AND TRADEMARKS

Patents and trademarks consist primarily of the costs incurred to acquire them from an independent third party. SFAS No. 142 requires intangible assets with a definite life be tested for impairment whenever events or circumstances indicate that a carrying amount of an asset (or asset group) may not be recoverable. An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated discounted cash flow used in determining the fair value of the asset.

Patents and trademarks are being amortized on a straight-line basis over their estimated life of ten years. Amortization expense for the six month period ended June 30, 2005 and 2004 were $107,590 and $107,262 respectively. Amortization expenses for the three month period ended June 30, 2005 and 2004 were $53,801 and $53,620 respectively.

REVENUE RECOGNITION

The Company derives revenue primarily from the sale of its catalytic products. In accordance with SEC Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements", revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the amount is fixed and determinable, risk of ownership has passed to the customer and collection of the resulting receivable is reasonably assured.

The Company also derives revenue (less than 1% of total revenue) from providing air testing and environmental certification services. Revenues from these services are recognized upon performance.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred in accordance with SFAS No. 2. However, materials and equipment are capitalized and depreciated over their useful lives if they have alternative future uses.

NOTE 3 - RECENTLY ISSUED ACCOUNTING STANDARDS

In May 2005, the FASB issued SFAS 154, which replaces APB Opinion No. 20, "Accounting Changes," and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements." The statement applies to all voluntary changes in accounting principle and changes resulting from adoption of a new accounting pronouncement that does not specify transition requirements. SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle should be recognized in the period of the accounting change. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 with early implementation permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this statement is issued. SFAS 154 is effective for us beginning January 1, 2006 and will be applied when applicable.

NOTE 4 - CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and highly liquid investments purchased with an original or remaining maturity of three months or less at the date of purchase.

NOTE 5 - INVENTORY

Inventories as of June 30, 2005 are summarized as follows:



Raw materials          $  602,159
Work-In-Process           110,137
Finished goods            141,505
                     ------------
                       $  853,801
                     ============



                                      F22

NOTE 6 - PROPERTY, PLANT AND EQUIPMENT

Property plant and equipment at June 30, 2005 consists of the following:



                                              2005
                                      ------------
Plant, machinery and equipment         $ 1,966,855
Office equipment                           122,840
Furniture and fixtures                     314,122
Vehicles                                    39,046
Leasehold improvements                     465,924
                                      ------------

                                         2,908,787
Less: accumulated depreciation             558,982
                                      ------------

                                       $ 2,349,805
                                       ===========


NOTE 7 - REDEEMABLE CLASS A SPECIAL SHARES

700,000 Class A special shares $ 453,900 (based on the historical exchange rate at the time of issuance.)Authorized, issued, and outstanding

The Class A special shares are issued by the Company's wholly-owned subsidiary BBL Technologies, Inc. ("BBL") without par value, and are redeemable on demand by the Holder of the shares which is a private Ontario Corporation at $700,000 CDN (which translates to $570,497 USD at June 30, 2005). As the Class A special shares were issued by the Company's wholly-owned subsidiary, BBL the maximum value upon which the Company is liable is the net book value of BBL. As at June 30, 2005 BBL has an accumulated deficit of $ 1,163,892 USD ($1,810,338 CDN as at June 30, 2005) and therefore would be unable to redeem the Class A special shares at their ascribed value.

NOTE 8 - CONVERTIBLE DEBENTURES

In September 2004, the Company issued $6.1 million of convertible debentures in which the basis of conversion into the Company's common stock is $0.50 per share. In conjunction with the debentures, the Company issued warrants to purchase an additional 3.05 million shares of common stock at $1.00 per share. The debentures are for a term of three (3) years and earn interest at the rate of 4%. The Company has computed the fair-value of the warrants utilizing the Black-Scholes method and apportioned the fair value of the debt and warrants accordingly. As a result, the debentures were discounted by $528,000, which is being amortized over the three (3) year life of the debentures. The effective yield on the debentures is 4.38%. The warrant agreements provide that should the company at any time after the date the warrants are first issued sell additional shares of common stock or equivalents below the then current exercise price, then the Company is required to reduce the current exercise price of the warrant to the price of the new issuance (See Note 10).

NOTE 9 - INCOME TAXES

As of June 30, 2005, there are loss carryforwards for Federal income tax purposes of approximately $9,221,245 available to offset future taxable income in the United States. The carryforwards expire in various years through 2023. The Company does not expect to incur a Federal income tax liability in the foreseeable future. Accordingly, a valuation allowance for the full amount of the related deferred tax asset of approximately $3,311,568 has been established until realizations of the tax benefit from the loss carryforwards are assured.

Additionally, as of June 30, 2005, the Company's two wholly owned Canadian subsidiaries had net operating losses of approximately $1,837,802 that may be used, in future periods, to offset taxable income. The deferred tax asset of approximately $663,969 has been fully offset by a valuation allowance until realization of the tax benefit from the loss carryforwards are assured.

NOTE 10 - ISSUANCE OF COMMON STOCK

On April 21, 2005, the Company closed an initial traunche of a private placement offering. Pursuant to a subscription agreement with one accredited investor, the Company received $2 million and issued 2,352,941 shares of common stock; three year warrants to purchase 1,300,000 shares of common stock at $0.90 per share; three year warrants to purchase 200,000 shares of common stock at $2.00 per share; and three year warrants to purchase 200,000 shares of common stock at $3.00 per share pursuant to Regulation D of the Securities Act of 1933,



                                      F23
as amended. On April 21, 2005, in conjunction with the offering, the Company adjusted the exercise price of 3,050,000 three year warrants previously issued to nine (9) accredited investors including AB Odnia an entity affiliated with Bengt Odner a director of the Company from $1.00 per share to $0.85 per share in accordance with the terms of the warrants previously issued by the Company September 15, 2004.

NOTE 11 - STOCK OPTIONS AND WARRANT GRANTS

The Company adopted Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation" since its inception and adopted Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB No. 123", in December 2002. In conjunction with the adoption of these standards, the Company will continue to apply the intrinsic-value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" with pro forma disclosure of net income and earnings per share as if the fair-value based method prescribed by SFAS No. 123 had been applied. In general, no compensation cost related to the Company's non-qualified stock option plan is recognized as options are issued for no less than 100% of fair market value on date of grant.

In August 2003, the board of directors ratified the Compensation Committees granting of 650,000 options in the aggregate at an exercise price of $0.27 (fair-market-value on date of grant) per share to Directors and key employees as consideration for their service. The options expire ten years from the date of grant and vest over a three-year period. Of these options 150,000 were granted to the former President and Chief Executive Officer who resigned on May 1, 2004. As a result, these 150,000 options have lapsed and were cancelled.

In November 2003, the board of directors ratified the employment contract of the then President and Chief Executive Officer, which included the granting of 2,000,000 options at an exercise price of $0.66 (110% of fair-market value on the date of grant) per share. The options expire five years from the date of grant and vest over a two-year period with one-third vesting immediately and thereafter on the first and second anniversary of the employment contract provided the contract is in force and effect. On April 30, 2004, the then Chairman, President and Chief Executive Officer resigned from the Company effective May 1, 2004. Consequently, all unvested options (1,333,334 of the 2,000,000) granted under the November 2003 contract lapsed and were cancelled. In addition, the Company awarded 50,000 options to its former Chairman, President and Chief Executive Officer to purchase 50,000 shares of common stock at $0.45 per share (fair market value on the date of grant) for consulting services subsequent to his resignation. The fair-market value for the 2,000,000 options (determined under the Black-Scholes method) was approximately $1,200,000 of which $500,000 was reflected as pro-forma compensation expense in the pro forma information presented for the year ended December 31, 2003. The $700,000 balance, which will no longer vest, is not reflected in the accompanying pro forma data.

In December 2003, the board of directors ratified the issuance of 25,000 options at an exercise price of $0.17 (fair-market value at the date of grant) and 85,000 options at an exercise price of $0.60 (fair-market value at the date of grant) to certain key employees during the year. These options expire three years from the date of grant.

In August 2004 the board of directors approved the aggregate award of 2,300,000 stock options to seven (7) employees, two (2) executive officer/directors two
(2) outside directors, and two (2) consultants. The options have immediate vesting with an exercise price of $0.50 per share (fair-market value at the date of grant) with exercise periods ranging from three to five years from the date of award.

In December 2004, the Company issued 300,000 stock options to two employees at an exercise price of $0.50 per share (fair-market value at the date of grant). These options expire five years from the date of grant.


In January 2005, the Company issued 35,000 stock options to one employee at an exercise price of $0.50 per share (fair-market value at the date of grant). These options expire three years from the date of grant.

Had compensation cost for the Company's stock options that were issued, been determined on the fair value at grant date consistent with the provisions of SFAS No. 123, the Company's net loss and loss per share would have been as follows:




                                      F24

                              PRO FORMA INFORMATION
                            SIX MONTHS ENDED JUNE 30,


                                                      2005              2004
                                                 -------------------------------

Number for basic and diluted
earnings (loss) per share available
to common stockholders                           $ (1,431,069)     $   (676,343)
Deduct: Total stock-based
           Compensation expense
           determined under fair
                value based method, net                (9,800)          (36,758)
                                                 -------------------------------
Net loss - pro forma                             $ (1,440,869)     $   (713,101)

                                                 ===============================
Denominator for basic earnings
(loss) per share -
Weighted average shares outstanding                51,147,820        49,738,685
Effect of dilutive securities:
  Employee stock option                                  --                --
  Warrants                                               --                --
 Convertible debt conversion                             --                --
Denominator for basic and diluted
earnings (loss) per share -
Weighted average shares outstanding                51,147,820        49,738,685
Earnings (loss) per share
  Basic                                          $     (0.028)     $     (0.014)




Potential common shares of 4,245,001 related to ESW's outstanding stock options and potential common shares of 8,998,531 related to ESW's outstanding Warrants and potential common shares of 12,200,000 related to ESW's 4 percent Convertible debentures were excluded from the computation of diluted earnings/(loss) per share for the six month period ended June 30, 2005, as the effect of inclusion of these shares and the related interest expense would have been anti-dilutive. Potential common shares of 1,610,001 related to ESW's outstanding stock options and potential common shares of 4,423,531 related to ESW's outstanding Warrants were excluded from the computation of diluted earnings/(loss) per share for the six month period ended June 30, 2004, as the effect of inclusion of these shares would have been anti-dilutive.

SFAS No. 123 requires that the fair value of options and warrants issued to non-employees for goods and services be recorded in the financial statements as an expense.

A summary of option and warrant transactions, including those granted pursuant to the terms of certain employment and other agreements, is as follows:



                                           STOCK                WEIGHTED
                                          PURCHASE               AVERAGE
                                          OPTIONS             EXERCISE PRICE
                                      ----------------      ----------------

Outstanding, January 1, 2004              3,932,500              $0.63
Granted                                   2,650,000              $0.50
Expired                                  (2,055,833)            ($0.72)
                                          ----------            --------
Outstanding, December 31, 2004            4,526,667              $0.51
Granted                                      35,000              $0.50
Expired                                     (50,000)             $1.50
                                          ----------            --------
Outstanding, June 30, 2005                4,511,667              $0.50



                                      F25

All of the options and warrants granted are exercisable on date of grant, except 500,000 options granted in August of 2003 that vest over a 3 year period. Of these 500,000 options, 233,334 are currently vested, 133,332 will vest in August 2005 and 133,334 will vest in August 2006.

At June 30, 2005, the outstanding options have a weighted average remaining life of 45 months.

The weighted average fair value of options granted during the first quarter of 2005 was $0.50 and was estimated using the Black-Scholes option-pricing model, and the following assumptions:




                                             2005
                                           -------
Expected volatility                        108.00%
Risk-free interest Rate                      3.00%
Expected life                              3.0 yrs
Dividend yield                               0.00%
Forfeiture rate                              0.00%



The Black-Scholes model used by the Company to calculate options and warrant values, as well as other currently accepted option valuation models, were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock purchase options and warrants. These models also require highly subjective assumptions, including future stock price volatility and expected time until exercise, which greatly affect the calculated values. Accordingly, management believes that this model does not necessarily provide a reliable single measure of the fair value of the Company' s stock options and warrants.

At June 30, 2005, the Company had outstanding options as follows:



NUMBER OF SHARES        EXERCISE PRICE      EXPIRATION DATE
----------------        --------------      ---------------
          25,000            0.17            February 12, 2006
         500,000            0.27            August 6, 2013
          50,000            0.45            April 20, 2009
         250,000            0.50            April 18, 2006
         250,000            0.50            May 4, 2006
         550,000            0.50            August 11, 2007
       1,750,000            0.50            August 11, 2009
         300,000            0.50            December 1, 2009
          50,000            0.52            November 23, 2005
          85,000            0.60            December 10, 2006
         666,667            0.66            September 10,2008
          35,000            0.50            January 6, 2008
 ---------------
       4,511,667



In addition, the Company has warrants outstanding as follows:

These warrants, issued in connection with various private placements of equity securities, are treated as a cost of capital and no income statement recognition is required.



NUMBER OF WARRANTS           EXERCISE PRICE             EXPIRATION DATE
------------------           --------------             -----------------
       750,000                  0.17    (A)             October 10, 2005
     2,107,355                  0.30    (B)             October 10, 2005
     1,047,058                  0.30    (B)             November 14, 2005
       344,118                  0.30    (B)             March 31, 2006
     3,050,000                  0.85    (C)& (D)        September 13, 2007
     1,300,000                  0.90    (B)             April 21, 2008
       200,000                  2.00                    April 21, 2008
       200,000                  3.00                    April 21, 2008
     ---------
     8,998,531



                                      F26

(A) Originally exercisable at $1.20 per share and repriced in September 2001 and subsequently in 2002.



(A, B &C) Contain certain antidilutive protections.

(D) Originally exercisable at $1.00 per share and adjusted in April 2005.

During 2002, the Company discontinued its 2000 Nonqualified Stock Option Plan, which was comprised of 10,000,000 shares of common stock (of which 6,035,000 shares had not been granted), and was replaced, with shareholder approval by the 2002 Stock Option Plan with 1,000,000 shares of common stock.

On June 23, 2005, the company, with shareholder approval, amended its 2002 Stock Option Plan, to increase the underlying shares available under the plan to 5,000,000 shares of common stock.

NOTE 12 - RELATED PARTY TRANSACTIONS

During the period ended June 30, 2005 and 2004, the Company paid shareholders and their affiliates nil and $9,141, respectively for various services rendered in addition to salaries and reimbursement of business expenses. No one transaction or combination attributed to one individual or entity exceeded $60,000 on an annual basis.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

LEASES

The Company currently leases its office and factory located in Telford, Pennsylvania for $5,000 per month on a month-to-month basis.

Effective November 24, 2004, the Company's wholly owned subsidiary ESW America, Inc. entered into a lease agreement with Nappen & Associates for approximately 40,220 square feet of leasehold space at 2 Bethlehem Pike Industrial Center, Montgomery Township, Pennsylvania. The leasehold space is intended to house the Company's research and development facilities. The lease commenced on January 15, 2005 and expires January 31, 2010.

Effective December 20, 2004, the Company's wholly owned subsidiary ESW Canada, Inc. entered into an offer to Lease agreement with Dufcon Developments Inc. for approximately 50,000 square feet of leasehold space in Concord, Ontario Canada. The leasehold space houses the Company's executive offices and a high volume manufacturing plant. The possession of the leasehold space took place on May 24, 2005 and the term of the lease will run for a period of 5 years from the commencement date of July 15, 2005.

The following breakdown is the total, of the minimum annual lease payments, for both leases.

                           2005         $214,211
                           2006         $428,423
                           2007         $428,423
                           2008         $433,578
                           2009         $438,732
                           2010         $143,954

NOTE 14 - COMPARATIVE FIGURES

Certain 2004 figures have been reclassified to conform to the financial statements adopted in 2005.

NOTE 15 SUBSEQUENT EVENTS

ISSUANCE OF COMMON STOCK




                                      F27

Effective July 5, 2005, the Company completed a second traunche of a private placement offering. Pursuant to subscription agreements with three accredited investors, the Company received an aggregate of $1,850,000 and issued 2,176,470 shares of common stock; three year warrants to purchase 1,202,500 shares of common stock at $0.90 per share; three year warrants to purchase 185,000 shares of common stock at $2.00 per share; and three year warrants to purchase 185,000 shares of common stock at $3.00 per share pursuant to Regulation D of the Securities Act of 1933, as amended.




















                                      F28

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers

In accordance with the Florida Corporation Act (the "Act"), the Company's Articles of Incorporation (the "Articles") contain provisions which state that, to the fullest extent permitted by law, no director or officer shall be personally liable to the Company or its shareholders for damages for breach of any duty owned to the Corporation or its shareholders. The Company also has the power, by a by-law provision or a resolution of its stockholders or directors, to indemnify the officers and directors against any contingency or peril as may be determined to be in the Company's best interests and in connection therewith to secure policies of insurance.


Item 25.    Other Expenses of Issuance and Distribution.


SEC registration fees                  $      2,757.57
Legal fees and expenses                $     20,000.00*
Accountants' fees                      $      5,000.00*
Miscellaneous                          $      2,500.00*
                                             ----------
Total                                  $     30,257.57*
* Estimated

Item 26.    Recent Sales of Unregistered Securities

Effective April 21, 2005, the Company received an aggregate of $2,000,000 and issued 2,352,941 shares of common stock; three year warrants to purchase 1,300,000 shares of common stock at $0.90 per share; three year warrants to purchase 200,000 shares of common stock at $2.00 per share; and three year warrants to purchase 200,000 shares of common stock at $3.00 per share to an accredited investor pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended. Subsequently, on July 5, 2005, the Company completed a second traunche with three (3) accredited investors whereby the Company received an aggregate of $1,850,000 and issued 2,176,471 shares of common stock; three year warrants to purchase 1,202,500 shares of common stock at $0.90 per share; three year warrants to purchase 185,000 shares of common stock at $2.00 per share; and three year warrants to purchase 185,000 shares of common stock at $3.00 per share pursuant to Regulation D of the Securities Act of 1933, as amended

On September 15, 2004, the Company issued $6.1 million of convertible debentures and 3,050,000 three (3) year warrants to purchase 3,050,000 shares of common stock at $1.00 per share to nine (9) accredited investors under Rule 506 of Regulation D. The debentures are for a term of three (3) years and issued as of September 13, 2004 and are convertible into shares of the Company's common stock at the option of the holder by dividing the principal amount of the debenture to be converted by $0.50. The Debentures earn interest at a rate of 4% per annum payable in cash or shares of the Company's common stock at the discretion of the Company. If the Company elects to pay interest in shares of common stock, the number of shares of common stock to be issued shall be determined by dividing accrued interest by the average fair market value over a period of twenty one
(21) trading days consisting of the day as of which fair market value is being determined and the twenty (20) consecutive trading days prior to such day. Subject to the holder's right to convert, the Company has the right to redeem the debentures at a price equal to one hundred and ten percent (110%) multiplied by the then outstanding principal amount plus unpaid interest to the date of redemption. Upon maturity, the debenture and interest is payable in cash or common stock at the option of the Company in accord with the determination of interest as provided for in the debenture. The warrants contain customary price adjustment protections which were triggered with the April 21, 2005 offering by the Company, whereby the Company adjusted the exercise price of the 3,050,000 three year warrants previously issued from $1.00 per share to $0.85 per share.

On October 10, 2002, the Company completed the first traunche of a unit private placement pursuant to Regulation D of the Securities Act of 1933, as amended, whereby 15 accredited investors purchased units at a price of $0.17 per unit. Each unit is comprised of one share of the Company's common stock and one warrant that can be exercised for a period of three (3) years at an exercise price of $0.15 per warrant to purchase one half (1/2) a share of Common Stock. Warrants are exercisable only in even lots for an aggregate exercise price $.30 for one share of Common Stock. There are no fractional shares. The warrants contain anti-dilution protection granted to the holders. The Company received an aggregate of $884,120 in the initial closing of the unit placement and issued 5,200,705 shares of common stock and 5,200,705 warrants that can be exercised for a period of three (3) years at an exercise price of $0.15 per warrant to purchase one half (1/2) share of common stock. Effective October 3, 2005, the Company extended the expiration date of the outstanding warrants issued in the first traunche from October 3, 2005 to April 27, 2006. The Company completed the second traunche of the unit placement on November 14, 2002. The Company received an aggregate of $356,000 from 5 accredited investors and issued 2,094,115 shares of common stock and 2,094,115 warrants that can be exercised for a period of three (3) years at an exercise price of $0.15 per warrant to purchase one half (1/2) a share of Common Stock. Effective November 3, 2005, the Company extended the expiration date of the outstanding warrants issued in the second traunche from October 3, 2005 to April 27, 2006. In March of 2003, the Company completed the third and final traunche of the placement and received $247,000 from two accredited investors who were issued 1,452,941 shares of common stock and 1,452,941 warrants that can be exercised for a period of three (3) years at an exercise price of $0.15 per warrant to purchase one half (1/2) a share of Common Stock.

Item 27.    Exhibits.

The exhibits filed as part of this Registration Statement are as follows:

EXHIBIT NUMBER DESCRIPTION


3.1       Articles of Incorporation of the Company. (1)

3.2       Bylaws of the Company. (1)

3.3 Articles of Incorporation of the Company, as amended as of November 29, 2001.(Originally filed as exhibit 3.2) (5)

3.4 Articles of Incorporation of the Company as amended July 20, 2005. (Originally filed as exhibit 3.3) (13)

4.1       Form of Warrant Certificate issued April, 1999. (1)

4.2       Form of Warrant Certificate for 2002 Unit Private Placement (7)

4.3 Form of three (3) year Warrant Certificate exercisable at $0.90 per share issued on April and July 2005. (13)

4.4 Form of three (3) year Warrant Certificate exercisable at $2.00 per share issued on April and July 2005. (13)

4.5 Form of three (3) year Warrant Certificate exercisable at $3.00 per share issued on April and July 2005. (13)

4.6       Specimen of Common Stock Certificate.(Originally filed as exhibit 4.1)
          (14)

5.1       Opinion of Baratta & Goldstein. (15)

10.1 Agreement dated January 29, 1999 by and between the shareholders of BBL Technologies, Inc. and the Company. (1)

10.2 Consulting Agreement dated March 31, 1999 by and between May Davis Group and the Company. (1)

10.3 Commission Agreement dated March 31, 1999 by and between May Davis Group and the Company. (1)

10.4 Option Agreement dated June 21, 1999, between David Coates o/a Fifth Business and the Company. (1)

10.5 Option Agreement dated June 21 1999 between Zoya Financial Corp. and the Company. (1)

10.6      Consulting Agreement with Bruno Liber dated January 29, 2000. (2)

10.7 Office Offer to Lease for Environmental Solutions Worldwide Inc. dated October 6, 1999. (2)

10.8      Financial relations agreement with Continental Capital & Equity
          Corporation  dated December 5, 2000.   (4)

10.9 Employment Agreement between John A. Donohoe, Jr. and the Company dated as of September 10, 2003. (6)

10.10 Employment Agreement between Robert R. Marino and the Company dated as of September 10, 2003. (6)

10.11 Employment Agreement between David J. Johnson and the Company dated as of September 10, 2003. (6)

10.12     Subscription Agreement for 2001 Common Stock Placement. (7)

10.13 Subscription Agreement for 2002 Unit Private Placement and related representation letters. (7)

10.14 Form of unsecured subordinated promissory note issued by the Company to AB Odinia, dated August 27,2004.(Originally filed as exhibit 10.1)
          (8)

10.15 Form of Securities Subscription Agreement between the Company and Investor for the purchase of 4% Convertible Debentures and three (3) year warrant exercisable at $1.00 per share dated September, 2004.(Originally filed as exhibit 10.1) (9)

10.16 Form of 4% Three (3) Year Debenture issued by the Company dated September, 2004.(Originally filed as exhibit 10.2) (9)

10.17 Form of Three (3) Year Warrant to purchase the Company's Common Stock at $1.00 a share dated September, 2004.(Originally filed as exhibit 10.3) (9)

10.18     Form of Registration Rights Agreement dated September,
          2004.(Originally filed as exhibit 10.4) (9)

10.19 Lease agreement and amended lease agreement between the Company's wholly owned subsidiary ESW America Inc. and Nappen & Associates dated on November 16, 2004. (12)*

10.20 Form of Subscription Agreement dated April and July 2005 for Common Stock at $0.85 and Warrants exercisable at $0.90, $2.00 and $3.00 per share. (13)

10.21     Form of Registration rights Agreement dated April and July 2005.  (13)

14.1 Code of ethics adopted March 28, 2005 by the Company's Board Of directors. (12)

16.1      Letter from James E. Scheifley & Associates, P. C. (1)

16.2 Letter from Daren, Martenfeld, Carr, Testa and Company LLP dated February 2001. (3)

16.3 Letter of resignation from Goldstein and Morris Certified Public Account P.C. dated October 20, 2004 (10)

16.4 Letter from Goldstein and Morris Certified Public Account P.C. dated November 23, 2004 (11)

21.1     List of subsidiaries. (1)

23.1      Consent of Mintz & Partners, LLP

23.2 Consent of Baratta & Goldstein (included in opinion filed as part of Exhibit 5.1)

24.1 Power of Attorney (contained on the signature page on this Registration Statement).




(1) Incorporated herein by reference from the Registrant's Form 10 Registration Statement (SEC File No. 000-30392) filed with the Securities and Exchange Commission of November 18, 1999

(2) Incorporated herein by reference from the Registrant's 10-K filed with the Securities and Exchange Commission on March 30, 2000.

(3) Incorporated herein by reference from the Registrant's Form 8-K/A filed with the Securities and Exchange Commission on March 14, 2001.

(4) Incorporated herein by reference from the Registrant's 10-KSB filed with the Securities and Exchange Commission on April 16, 2001.

(5) Incorporated herein by reference from the Registrants Form 10-KSB filed with the Securities and Exchange Commission on April 01, 2002.

(6) Incorporated herein by reference from the Registrant's Form 10-QSB/A filed with the Securities and Exchange Commission on November 26, 2003.

(7) Incorporated by reference from an exhibit filed with the Registrant's Registration Statement on Form S-2 (File No. 333-112125) filed on January 22, 2004.

(8) Incorporated herein by reference from the Registrants Form 8-K filed with the Securities and Exchange Commission on September 2, 2004.

(9) Incorporated herein by reference from the Registrants Form 8-K filed with the Securities and Exchange Commission on September 17, 2004.

(10) Incorporated herein by reference from the Registrants Form 8-K filed with the Securities and Exchange Commission on October 22, 2004.

(11) Incorporated herein by reference from the Registrants Form 8-K/A filed with the Securities and Exchange Commission on December 2, 2004.

(12) Incorporated by reference to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005.

(13) Incorporated herein by reference from the Registrants Form 10-QSB filed with the Securities and Exchange Commission on August 15,2005.

(14) Incorporated herein by reference from the Registrants Form S-8 Registration Statement SEC File No. 333-127549) filed on August 15, 2005.

(15)   To be filed by amendment.

* Confidential treatment requested for a portion of this exhibit

Item 28.    Undertakings

(a) The undersigned Registrant hereby undertakes:


     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's Annual Report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     6. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14-a or Rule 14c-3 under the Securities Exchange Act of 1934, as amended; and, where interim financial information required to be presented by Article 3 of Regulations S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Environmental Solutions Worldwide, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Concord, Province of Ontario, on the 8th day of November, 2005.

                           Environmental Solutions Worldwide, Inc.

                           By      /s/ David J. Johnson

                                   =============================================
                                   David J. Johnson
                                   President and Chief Executive Officer

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David J. Johnson his true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates indicated:

                 Signature                                         Title                                       Date
===========================================    =============================================        ==========================


             /s/ Nitin Amersey                 Chairman of the Board of Directors                        November 8, 2005
===========================================
               Nitin Amersey

           /s/ David J. Johnson                Director, President and Chief Ececutive                   November 8, 2005
===========================================    Officer
             David J. Johnson

             /s/ Stan Kolaric                  Chief Operating Officer and Director                      November 8, 2005
===========================================
               Stan Kolaric

             /s/ Joey Schwartz                 Chief Financial Officer and Director                      November 8, 2005
===========================================
               Joey Schwartz


            /s/ Bengt G. Odner                 Director                                                  November 8, 2005
===========================================
              Bengt G. Odner
